Exhibit 10.2

SALE AND SERVICING AGREEMENT

among

NISSAN AUTO RECEIVABLES 2019-C OWNER TRUST,

as Issuer,

NISSAN AUTO RECEIVABLES CORPORATION II,

as Seller,

NISSAN MOTOR ACCEPTANCE CORPORATION,

as Servicer

and

U.S. BANK NATIONAL ASSOCIATION,

as Indenture Trustee

Dated as of October 23, 2019

i	(NAROT 2019-C Sale and Servicing Agreement)

TABLE OF CONTENTS

(continued)

ii	(NAROT 2019-C Sale and Servicing Agreement)

TABLE OF CONTENTS

(continued)

iii	(NAROT 2019-C Sale and Servicing Agreement)

SALE AND SERVICING AGREEMENT, dated as of October 23, 2019 (this “Agreement”), among NISSAN AUTO RECEIVABLES 2019-C OWNER TRUST, a Delaware statutory trust (the “Issuer”), NISSAN AUTO RECEIVABLES CORPORATION II, a Delaware corporation (the “Seller”), NISSAN MOTOR ACCEPTANCE CORPORATION, a California corporation in its individual capacity (in such capacity, “NMAC”) and as Servicer (in such capacity, the “Servicer”), and U.S. Bank National Association, a national banking association, as indenture trustee (the “Indenture Trustee”). Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in Article I.

WHEREAS, the Issuer desires to purchase a portfolio of receivables arising in connection with retail installment sales contracts secured by new, near-new or used automobiles and light-duty trucks originated by NMAC in the ordinary course of business and sold to the Seller;

WHEREAS, the Seller is willing to sell such receivables to the Issuer; and

WHEREAS, the Servicer is willing to service such receivables.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

ARTICLE I.

Definitions

SECTION 1.01 Definitions. Except as otherwise provided in this Agreement, whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following respective meanings:

“60-Day Delinquent Receivables” means, as of any date of determination, all Receivables (other than Repurchased Receivables and Defaulted Receivables) that are sixty (60) or more days delinquent as of such date (or, if such date is not the last day of a Collection Period, as of the last day of the Collection Period immediately preceding such date), as determined in accordance with the Servicer’s Customary Servicing Practices.

“Account Property” means the Accounts, all amounts and investments held from time to time in any Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

“Accounts” means, collectively, the Collection Account and the Reserve Account.

“Action” shall have the meaning assigned to such term in Section 11.03(a) of the Indenture.

“Adjusted Pool Balance” means, at any time, an amount equal to the Pool Balance minus the YSOC Amount.

“Administration Agreement” means the Administration Agreement, dated as of the Closing Date, among the Administrator, the Issuer, the Indenture Trustee and the Owner Trustee.

(NAROT 2019-C Sale and Servicing Agreement)

“Administrator” means NMAC, or any successor Administrator under the Administration Agreement.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the term “controlling” and “controlled” have meanings correlative to the foregoing.

“Alternate Rate Event” has the meaning set forth in Section 2.15 of the Indenture.

“Alternative Benchmark Rate” means, for any Interest Determination Date after NMAC has determined that an Alternative Rate Trigger has occurred, the first alternative set forth in the order below that can be determined by the Calculation Agent for such Interest Determination Date:

(i) Term SOFR;

(ii) the compounded average of the SOFRs for the applicable tenor (e.g., one month and disregarding business day adjustments), as calculated (x) using the methodology and calculation conventions established or recommended by the Federal Reserve Board or the Federal Reserve Bank of New York (or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York) and (y) if the compounded average cannot be determined in accordance with the foregoing clause (x), as determined by NMAC in its reasonable discretion, then using the methodology and calculation conventions selected by NMAC in its reasonable discretion;

(iii) the alternate rate of interest that has been selected or recommended by the Federal Reserve Board or the Federal Reserve Bank of New York (or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York) as the replacement for the then-current Benchmark for the applicable tenor (e.g., one-month, and disregarding business day adjustments) of the then-current Benchmark; and

(iv) the alternate rate of interest selected by NMAC in its reasonable discretion after consulting any source NMAC deems to be reasonable as a substitute for the then-current Benchmark for such Interest Determination Date.

“Alternative Benchmark Replacement Date” means:

(i) in the case of clause (i) or (ii) of the definition of “Alternative Rate Trigger”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(ii) in the case of clause (iii) or (iv) of the definition of “Alternative Rate Trigger” the date determined by the Calculation Agent.

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For the avoidance of doubt, if the event giving rise to the Alternative Benchmark Replacement Date occurs on an Interest Determination Date, but earlier than the applicable reference time for that Alternative Benchmark Determination Date, the Alternative Benchmark Replacement Date will be deemed to have occurred prior to the applicable reference time for such determination.

“Alternative Rate Conforming Changes” has the meaning set forth in Section 9.01(c) of the Indenture.

“Alternative Rate Trigger” means the occurrence of any of the following events:

(i) a public statement or publication of information is made by or on behalf of IBA, including by any regulatory authority having authority over IBA, announcing that (x) IBA has ceased or will cease to provide the LIBOR benchmark permanently or indefinitely or (y) LIBOR is no longer representative or may no longer be used; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or

(ii) a public statement or publication of information is made by any central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) announcing that (x) IBA has ceased or will cease to provide the LIBOR benchmark permanently or indefinitely or (y) LIBOR is no longer representative or may no longer be used; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or

(iii) NMAC has directed that an alternative benchmark rate be used in substitution for, or in lieu of, LIBOR for the calculation of interest on any floating rate asset-backed securities issued in an existing or future securitization transaction sponsored by NMAC; or

(iv) LIBOR is not published on the Designated LIBOR Page (or such other page as may replace the page on that service for the purpose of displaying the London interbank offered rate for one-month or three-month United States dollar deposits) for five consecutive London Business Days.

“Amount Financed” with respect to any Receivable, means the amount advanced under the Receivable toward the purchase price of the related Financed Vehicle and any related costs, including but not limited to accessories, insurance premiums, service and warranty contracts and other items customarily financed as part of retail automobile and light-duty truck installment sale contracts.

“Annual Percentage Rate” or “APR” of a Receivable means the annual rate of finance charges stated in such Receivable.

“Applicant” shall have the meaning assigned to such term in Section 7.01 of the Indenture.

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“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated as of the date hereof, between the Issuer, the Sponsor, the Servicer and the Asset Representations Reviewer.

“Asset Representations Reviewer” means Clayton Fixed Income Services LLC, or any successor Asset Representations Reviewer under the Asset Representations Review Agreement.

“Asset Review” shall have the meaning assigned to such term in the Asset Representations Review Agreement.

“Assignment” means the document of assignment attached to the Purchase Agreement as Exhibit A.

“Authorized Officer” means (a) with respect to the Issuer, (i) any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date and (ii) so long as the Administration Agreement is in effect, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, and any Assistant Secretary of the Administrator, (b) with respect to the Seller or the Servicer, any chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer or the controller of the Seller or the Servicer, as applicable, (c) with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of the Indenture and (d) with respect to the Owner Trustee, any officer in the Corporate Trust Administration Department of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the Basic Documents on behalf of the Owner Trustee.

“Available Amounts” means, with respect to any Distribution Date, the sum of (i) all Collections received by the Servicer during the related Collection Period, (ii) the sum of the Repurchase Payments deposited into the Collection Account with respect to each Receivable that is to become a Repurchased Receivable on such Distribution Date and (iii) in the case of an Optional Purchase, the Optional Purchase Price.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. § 101 et seq.

“Bankruptcy Remote Party” means each of NARC II, the Issuer, any other trust created by NARC II or any limited liability company or corporation wholly owned by NARC II.

“Base Servicing Fee” means the fee payable to the Servicer on each Distribution Date for services rendered during the related Collection Period, which shall be equal to one-twelfth of the Servicing Rate multiplied by the Pool Balance as of the close of business on the last day of the immediately preceding Collection Period or, with respect to the first Distribution Date, the Original Pool Balance.

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“Basic Documents” means the Purchase Agreement, the Trust Agreement, the Certificate of Trust, this Agreement, the Indenture, the Administration Agreement, the Asset Representations Review Agreement, the Note Depository Agreement and the other documents and certificates delivered in connection herewith and therewith.

“Benchmark” means (a) initially, LIBOR and (b) if an Alternate Rate Event has occurred with respect to LIBOR or the then-current Benchmark, the applicable Alternative Benchmark Rate, plus the Benchmark Spread Adjustment.

“Benchmark Spread Adjustment” means, for any Interest Determination Date after NMAC has determined that an Alternative Rate Trigger has occurred, the first alternative set forth in the order below that can be determined by the Calculation Agent for such Interest Determination Date:

(i) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected, endorsed or recommended by the Federal Reserve Board or a Federal Reserve Bank (or a committee officially endorsed or convened by the Federal Reserve Board or a Federal Reserve Bank) for the Alternative Benchmark Rate;

(ii) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been used as the spread adjustment for the calculation of interest on any floating rate asset-backed securities issued in a securitization transaction sponsored by NMAC that calculates interest by reference to the Alternative Benchmark Rate; or

(iii) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by NMAC in its reasonable discretion for the replacement of the then-current Benchmark for such Interest Determination Date.

“Benefit Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to the provisions of Title I of ERISA, a “plan” described in and subject to Section 4975 of the Code or any entity whose underlying assets include “plan assets” by reason of an employee benefit plan’s or plan’s investment in the entity.

“Book-Entry Notes” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

“Business Day” means any day except a Saturday, a Sunday or a day on which banks in the city and state where the Corporate Trust Office is located, New York, New York, Franklin, Tennessee, Irving, Texas or Wilmington, Delaware are authorized or obligated by law, regulation, executive order or governmental decree to be closed.

“Calculation Agent” has the meaning specified in Section 2.14 of the Indenture.

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“Certificate” means any of the Certificates executed by the Issuer and authenticated by the Owner Trustee, evidencing a beneficial ownership interest in the Trust, substantially in the form set forth in Exhibit A to the Trust Agreement.

“Certificate Balance” means, as of any Distribution Date, the Original Certificate Balance, reduced by all amounts distributed to the Certificateholders pursuant to Section 5.06(a)(viii) of this Agreement and/or Section 5.04(b)(6) of the Indenture (but in no event less than zero). For the purposes of determining whether the vote of the requisite percentage of Certificateholders necessary to effect any consent, waiver, request or demand shall have been obtained, the Certificate Balance shall be deemed to be reduced by the amount equal to the balance (without giving effect to this provision) evidenced by any Certificate registered in the name of the Seller, the Servicer or any Person actually known to an Authorized Officer of the Owner Trustee or the Indenture Trustee, as the case may be, to be the Seller or the Servicer or any of their Affiliates and the vote of any such party shall be excluded for such calculation (unless at such time all Certificates are then owned by the Seller or the Servicer or any of their Affiliates).

“Certificate Distribution Account” means an Eligible Account established by the Owner Trustee pursuant to Section 5.01(a) of the Trust Agreement.

“Certificate Factor” means, with respect to any Distribution Date, a seven-digit decimal figure obtained by dividing the Certificate Balance as of the close of business on the last day of the related Collection Period by the Original Certificate Balance.

“Certificate of Title” means, with respect to any Financed Vehicle, the certificate of title or other documentary evidence of ownership of such Financed Vehicle as issued by the department, agency or official of the jurisdiction (whether in paper or electronic form) in which such Financed Vehicle is titled responsible for accepting applications for, and maintaining records regarding, certificates of title and liens thereon.

“Certificate of Trust” means the Certificate of Trust filed with respect to the formation of the Issuer pursuant to Section 3810(a) of the Statutory Trust Act.

“Certificate Owner” means, with respect to a Certificate, any Person who is the beneficial owner of such Certificate.

“Certificate Pool Factor” means, with respect to any Distribution Date, a seven digit decimal figure obtained by dividing the Certificate Balance as of the close of business on the last day of the related Collection Period by the Original Pool Balance.

“Certificate Register” means the register maintained by the Certificate Registrar pursuant to Section 3.03 of the Trust Agreement recording the names of the Certificateholders.

“Certificate Registrar” means U.S. Bank National Association, unless and until a successor thereto is appointed pursuant to Section 3.03 of the Trust Agreement. The Certificate Registrar initially designates its offices at 190 South LaSalle Street, 7th Floor, Chicago, IL 60603, Attention: NAROT 2019-C, as its offices for purposes of Section 3.03 of the Trust Agreement.

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“Certificateholder” means a Person in whose name a Certificate is registered in the Certificate Register.

“Class” means any one of the classes of the Notes.

“Class A-1 Final Scheduled Distribution Date” means November 16, 2020.

“Class A-1 Interest Rate” means 1.95978% per annum.

“Class A-1 Note” means any of the 1.95978% Asset Backed Notes, Class A-1, issued under the Indenture, substantially in the form of Exhibit A to the Indenture.

“Class A-1 Noteholder” means the Person in whose name a Class A-1 Note is registered in the Note Register.

“Class A-2 Noteholders” means the Class A-2a Noteholders and the Class A-2b Noteholders.

“Class A-2 Notes” means, collectively, the Class A-2a Notes and the Class A-2b Notes.

“Class A-2a Final Scheduled Distribution Date” means September 15, 2022.

“Class A-2a Interest Rate” means 1.97% per annum.

“Class A-2a Note” means any of the 1.97% Asset Backed Notes, Class A-2a, issued under the Indenture, substantially in the form of Exhibit A to the Indenture.

“Class A-2a Noteholder” means the Person in whose name a Class A-2a Note is registered in the Note Register.

“Class A-2b Final Scheduled Distribution Date” means September 15, 2022.

“Class A-2b Interest Rate” means a rate equal to Benchmark plus 0.24% per annum; provided, however, if the sum of Benchmark + 0.24% is less than 0.00% for any Interest Period, then the Class A-2b Interest Rate for such Interest Period will be deemed to be 0.00%.

“Class A-2b Note” means any of the Benchmark plus 0.24% Asset Backed Notes, Class A-2b, issued under the Indenture, substantially in the form of Exhibit A to the Indenture.

“Class A-2b Noteholder” means the Person in whose name a Class A-2b Note is registered in the Note Register.

Class A-3 Final Scheduled Distribution Date” means July 15, 2024.

“Class A-3 Interest Rate” means 1.93% per annum.

“Class A-3 Note” means any of the 1.93% Asset Backed Notes, Class A-3, issued under the Indenture, substantially in the form of Exhibit A to the Indenture.

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“Class A-3 Noteholder” means the Person in whose name a Class A-3 Note is registered in the Note Register.

“Class A-4 Final Scheduled Distribution Date” means May 15, 2026.

“Class A-4 Interest Rate” means 1.95% per annum.

“Class A-4 Note” means any of the 1.95% Asset Backed Notes, Class A-4, issued under the Indenture, substantially in the form of Exhibit A to the Indenture.

“Class A-4 Noteholder” means the Person in whose name a Class A-4 Note is registered in the Note Register.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means October 23, 2019.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means the property of the Issuer subject to the Granting Clause of the Indenture.

“Collection Account” means the account designated as such, established and maintained pursuant to Section 5.01.

“Collection Period” means the period commencing on the first day of each calendar month and ending on the last day of such calendar month (or, in the case of the initial Collection Period, the period commencing on the close of business on the Cut-off Date and ending on October 31, 2019). As used herein, the “related” Collection Period with respect to a Distribution Date shall be deemed to be the Collection Period which precedes such Distribution Date.

“Collections” means, for any Distribution Date, the sum of the following amounts received during the related Collection Period: (i) all collections on Receivables, (ii) without duplication of amounts described in clause (i), all Net Liquidation Proceeds, and (iii) the amount, if any, deposited into the Collection Account from the Reserve Account.

“Commission” means the U.S. Securities and Exchange Commission.

“Corporate Trust Office” means (a) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890; or at such other address as the Owner Trustee may designate by notice to the Certificateholders, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the

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Certificateholders) and (b) with respect to the Indenture Trustee, the office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Agreement is located at: (i) for note transfer/surrender purposes, U.S. Bank National Association, 111 Fillmore Avenue East, St. Paul, MN 55107, Attention: Bondholder Services, and (ii) for all other purposes, U.S. Bank National Association, 190 South LaSalle Street, 7th Floor, Chicago, IL 60603 (email: brian.kozack@usbank.com), Attention: NAROT 2019-C; or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Issuer and the Administrator, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders, the Issuer and the Administrator.

“Customary Servicing Practices” means the customary servicing practices of the Servicer with respect to all comparable motor vehicle receivables that the Servicer services for itself and others, as such practices may be changed from time to time by the Servicer in its sole discretion.

“Cut-off Date” means the close of business on September 30, 2019.

“Damages” shall have the meaning assigned to such term in Section 7.02.

“Dealer” means the dealer who sold a Financed Vehicle and who originated and assigned the related Receivable to NMAC under an existing agreement between such dealer and NMAC.

“Dealer Recourse” means, with respect to a Receivable, all recourse rights against the Dealer which originated the Receivable, and any successor Dealer.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Receivable” means (a) a Receivable (other than a Repurchased Receivable), which, by its terms, is delinquent for 120 or more days, (b) with respect to Receivables that are delinquent for less than 120 days, the Servicer has (i) determined, in accordance with its customary servicing practices, that eventual payment in full is unlikely or (ii) repossessed the Financed Vehicle, or (c) a Receivable with respect to which the Servicer has received notification that the related Obligor is subject to proceedings under Chapter 13 of the Bankruptcy Code.

“Definitive Notes” shall have the meaning assigned to such term in Section 2.10 of the Indenture.

“Delinquency Percentage” means, for any Distribution Date and the related Collection Period, an amount equal to the ratio (expressed as a percentage) of (i) the aggregate Principal Balance of all 60-Day Delinquent Receivables as of the last day of such Collection Period to (ii) the Pool Balance as of the last day of such Collection Period.

“Delinquency Trigger” means, for any Distribution Date and the related Collection Period, 4.90%.

“Delivery” when used with respect to Account Property means:

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(a) with respect to (I) bankers’ acceptances, commercial paper, and negotiable certificates of deposit and other obligations that constitute “instruments” as defined in Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer of actual possession thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to the Indenture Trustee or its nominee or custodian or endorsed in blank, and (II) with respect to a “certificated security” (as defined in Section 8-102(a)(4) of the UCC) transfer of actual possession thereof (i) by physical delivery of such certificated security to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, or to another person, other than a “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC), who acquires possession of the certificated security on behalf of the Indenture Trustee or its nominee or custodian or, having previously acquired possession of the certificate, acknowledges that it holds for the Indenture Trustee or its nominee or custodian or (ii) if such certificated security is in registered form, by delivery thereof to a “securities intermediary”, endorsed to or registered in the name of the Indenture Trustee or its nominee or custodian, and the making by such “securities intermediary” of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such “securities intermediary” of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian (all of the foregoing, “Physical Property”), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

(b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the other government agencies, instrumentalities and establishments of the United States identified in Appendix A to Federal Reserve Bank Operating Circular No. 7 as in effect from time to time that is a “book-entry security” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) held in a securities account and eligible for transfer through the Fedwire® Securities Service operated by the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Account Property to an appropriate securities account maintained with a Federal Reserve Bank by a “participant” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) that is a “depository institution” (as defined in Section 19(b)(1)(A) of the Federal Reserve Act) pursuant to applicable Federal regulations, and issuance by such depository institution of a deposit notice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry securities; the making by such depository institution of entries in its books and records identifying such book entry security held through the Federal Reserve System pursuant to Federal book-entry regulations or a security entitlement thereto as belonging to the Indenture Trustee or its nominee or custodian and indicating that such depository institution holds such Account Property solely as agent for the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

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(c) with respect to any item of Account Property that is an “uncertificated security” (as defined in Section 8-102(a)(18) of the UCC) and that is not governed by clause (b) above, (i) registration on the books and records of the issuer thereof in the name of the Indenture Trustee or its nominee or custodian, or (ii) registration on the books and records of the issuer thereof in the name of another person, other than a securities intermediary, who acknowledges that it holds such uncertificated security for the benefit of the Indenture Trustee or its nominee or custodian.

“Depositor” means NARC II in its capacity as depositor under the Trust Agreement.

“Depositor’s Formation Documents” means the Amended and Restated Certificate of Incorporation of Nissan Auto Receivables Corporation II, dated as of January 10, 2001 and the by-laws of NARC II, each as may be amended from time to time.

“Designated Account” means (a) so long as the Administrator or one of its Affiliates is the sole Certificateholder, the account designated by such Certificateholder (which need not be under the control of the Paying Agent) and (b) at any time thereafter, the Certificate Distribution Account.

“Designated LIBOR Page” means the display on Reuters Screen, LIBOR01 Page, or any successor service or any page as may replace the designated page on that service or any successor service that displays the London interbank rates of major banks for U.S. Dollars.

“Determination Date” means the tenth calendar day of each calendar month, or if such tenth day is not a Business Day, the next succeeding Business Day.

“Distribution Date” means, for each Collection Period, the 15th calendar day of the following calendar month, or if the 15th day is not a Business Day, the next succeeding Business Day, commencing November 15, 2019.

“Domestic Corporation” means an entity that is treated as a corporation for United States federal income tax purposes and is a United States person under Section 7701(a)(30) of the Code.

“DTC” means The Depository Trust Company.

“Eligible Account” means (a) an account maintained with a depository institution or trust company (which may be the Owner Trustee, the Indenture Trustee or any of their respective Affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) that is subject to regulations substantially similar to 12 CFR §9.10(b) (i) which at all times has either (A) a long-term senior unsecured debt rating of at least “Aa2” by Moody’s and at least “BBB” by S&P, (B) a certificate of deposit rating of at least “P-1” by Moody’s and at least “A-2” by S&P or (C) such other rating that is acceptable to each Rating Agency, as evidenced by satisfaction of the Rating Agency Condition (each of (A), (B) or (C), the “Required Deposit Ratings”) and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation; provided, that a foreign financial institution shall be deemed to satisfy clause (ii) if such foreign financial institution meets the requirements of Rule 13k-1(b)(1) under the Exchange Act (17 CFR §240.13k-1(b)(1)) or (b) a segregated trust account in the trust department of the Indenture Trustee or the Owner Trustee, as the case may be.

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“Eligible Investments” means, at any time, any one or more of the following obligations, instruments or securities:

(i) obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) general obligations of or obligations guaranteed by the Federal National Mortgage Association or any State; provided that such obligations have the highest available credit rating from each Rating Agency for such obligations;

(iii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or of any State; provided, that at the time of such investment or contractual commitment providing for such investment, either (a) the long-term unsecured debt of such corporation has the highest available rating from each Rating Agency for such obligations or (b) the commercial paper or other short-term debt of such corporation that is then rated has the highest available credit rating of each Rating Agency for such obligations;

(iv) certificates of deposit, demand deposits, time deposits or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or any State and subject to supervision and examination by banking authorities of one or more of such jurisdictions; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby (including applicable plus signs);

(v) certificates of deposit that are issued by any bank, trust company, savings bank or other savings institution and insured up to the maximum amount insurable by the FDIC;

(vi) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Owner Trustee, the Indenture Trustee or any of their respective Affiliates is investment manager or advisor);

(vii) repurchase obligations held by the Owner Trustee or Indenture Trustee with respect to any obligation or security described in clauses (i), (ii) or (viii) hereof or any other obligation or security issued or guaranteed by any other agency or instrumentality of the United States, in either case entered into with a federal agency or a depository institution or trust company (acting as principal) described in clause (iv) above; and

12	(NAROT 2019-C Sale and Servicing Agreement)

(viii) any other investment with respect to which the acquisition of such investment as an Eligible Investment will satisfy the Rating Agency Condition;

provided, that each of the foregoing obligations, instruments and securities shall mature no later than the Business Day prior to the date on which such funds are required to be available for application pursuant to any related Basic Document (other than in the case of the investment of monies in obligations, instruments or securities of which the entity at which the related account is located is the obligor, which may mature on such date), and shall be required to be held to such maturity.

For purposes of this definition, any reference to the highest available credit rating of an obligation shall mean the highest available credit rating for such obligation (excluding any “+” signs associated with such rating) or such lower credit rating (as approved in writing by each Rating Agency) as will not result in the qualification, downgrading or withdrawal of the rating then assigned by such Rating Agency to any of the Notes.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” shall have the meaning assigned to such term in Section 5.01 of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934.

“Executive Officer” means, with respect to any corporation or depositary institution, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation or depositary institution; and with respect to any partnership, any general partner thereof.

“Expenses” shall have the meaning assigned to such term in Section 8.01 of the Trust Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date hereof (or any amended or successor provisions that are substantially similar), any current or future regulations or official interpretations thereunder or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any published intergovernmental agreement entered into in connection with the implementation the foregoing and any fiscal or regulatory legislation, rules or official practices adopted pursuant to such published intergovernmental agreement.

“FATCA Withholding Tax” means any withholding or deduction required pursuant to FATCA.

“Final Scheduled Distribution Date” means, the Class A-1 Final Scheduled Distribution Date, the Class A-2a Final Scheduled Distribution Date, the Class A-2b Final Scheduled Distribution Date, the Class A-3 Final Scheduled Distribution Date and the Class A-4 Final Scheduled Distribution Date, as applicable.

13	(NAROT 2019-C Sale and Servicing Agreement)

“Financed Vehicle” means a new, near-new or used automobile or light-duty truck, together with all accessions thereto, securing an Obligor’s indebtedness under the related Receivable.

“Fixed Rate Note” means any Class A-1 Note, Class A-2a Note, Class A-3 Note or Class A-4 Note.

“Floating Rate Note” means any Class A-2b Note.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Hague Securities Convention” means the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (concluded July 5, 2006).

“Holder” or “Securityholder” means the registered holder of any Certificate or Note as evidenced by the Certificate Register or Note Register.

“IBA” means ICE Benchmark Administration Limited, or any successor administrator of LIBOR.

“Indenture” means the Indenture dated as of the Closing Date, between the Issuer and U.S. Bank National Association, as Indenture Trustee.

“Indenture Trustee” means the Person acting as Indenture Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

“Independent” means, when used with respect to any specified Person, that the Person is in fact independent of the Seller, the Servicer, the Administrator, the Issuer or any other obligor on the Notes or any Affiliate of any of the foregoing Persons because, among other things, such Person (a) is not an employee, officer or director or otherwise controlled thereby or under common control therewith, (b) does not have any direct financial interest or any material indirect financial interest therein (whether as holder of securities thereof or party to contract therewith or otherwise), and (c) is not and has not within the preceding twelve months been a promoter, underwriter, trustee, partner, director or person performing similar functions therefor or otherwise had legal, contractual or fiduciary or other duties to act on behalf of or for the benefit thereof.

14	(NAROT 2019-C Sale and Servicing Agreement)

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” and that the signer is Independent within the meaning thereof.

“Insolvency Event” means, with respect to a specified Person, (a) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or all or substantially all of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for all or substantially all of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for more than 90 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for all or substantially all of its property, or the making by such Person of any general assignment for the benefit of creditors.

“Instituting Noteholders” has the meaning set forth in Section 7.08(a) of the Indenture.

“Interest Determination Date” means, with respect to any Interest Period with respect to the Floating Rate Notes, (i) prior to the occurrence of any Alternate Rate Event, the day that is two London Business Days prior to the related Interest Reset Date and (ii) after the occurrence of an Alternate Rate Event, such other day as determined in accordance with the applicable Alternative Rate Conforming Changes.

“Interest Period” means, with respect to any Distribution Date and the Class A-1 Notes and the Floating Rate Notes, the period from (and including) the preceding Distribution Date or (in the case of the first Distribution Date) the Closing Date to (but excluding) such Distribution Date, and, with respect to any Distribution Date and the Fixed Rate Notes, other than the Class A-1 Notes, the period from (and including) the 15th day of the preceding calendar month or (in the case of the first Distribution Date) the Closing Date to (but excluding) the 15th day of the month in which such Distribution Date occurs.

“Interest Rate” means the Class A-1 Interest Rate, the Class A-2a Interest Rate, the Class A-2b Interest Rate, the Class A-3 Interest Rate or the Class A-4 Interest Rate, as the case may be.

“Interest Reset Date” means, with respect to any Interest Period with respect to the Floating Rate Notes, the first day of such Interest Period; provided that if any Interest Reset Date would otherwise be a day that is not a Business Day, that Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that if that Business Day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day.

15	(NAROT 2019-C Sale and Servicing Agreement)

“Investor” means (a) with respect to any Book-Entry Note, each related Note Owner and (b) with respect to any Definitive Note, each related Noteholder.

“Issuer” means Nissan Auto Receivables 2019-C Owner Trust unless and until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

“Issuer Order” and “Issuer Request” mean a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“LIBOR” has the meaning set forth in Section 2.15 of the Indenture..

“Lien” means any security interest, lien, charge, pledge, equity or encumbrance of any kind, other than Permitted Liens.

“Liquidated Receivable” means a Defaulted Receivable as to which the related Financed Vehicle has been liquidated by the Servicer.

“London Business Day” means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

“Monthly Remittance Condition” shall have the meaning assigned to such term in Section 5.02.

“Moody’s” means Moody’s Investors Service, Inc.

“NARC II” means Nissan Auto Receivables Corporation II, a Delaware corporation.

“Net Liquidation Proceeds” means the monies collected from whatever source on a Liquidated Receivable, net of the sum of any amounts expended by the Servicer for the account of the Obligor, plus any amounts required by law to be remitted to the Obligor.

“Nissan” means Nissan Motor Co., Ltd.

“NMAC” means Nissan Motor Acceptance Corporation, a California corporation.

“Non-U.S. Person” means any Person who is not (i) a citizen or resident of the United States who is a natural person, (ii) a corporation or partnership (or an entity treated as a corporation or partnership) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise), (iii) an estate, the income of which is subject to United States Federal income taxation, regardless of its source, (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code and Treasury Regulations) have the authority to control all substantial decisions of the trust; or (v) a trust that was in existence prior to August 20, 1996 and that, under Treasury Regulations, is eligible to elect, and does validly elect, to be treated as a United States person (as defined in the Code and Treasury Regulations) despite not meeting the requirements of clause (iv).

16	(NAROT 2019-C Sale and Servicing Agreement)

“Note” means a Class A-1 Note, a Class A-2a Note, a Class A-2b Note, a Class A-3 Note or a Class A-4 Note, as the context may require.

“Note Depository Agreement” means the agreement entitled “Letter of Representations” dated on or before the Closing Date executed by the Issuer in favor of the Clearing Agency with respect to certain matters relating to the duties thereof with respect to the Book-Entry Notes.

“Note Factor” means, with respect to any Class of Notes and any Distribution Date, a seven-digit decimal figure obtained by dividing the Outstanding Amount of such Class of Notes, as of the close of business on the last day of the related Collection Period, by the initial Outstanding Amount of that Class of Notes.

“Note Owner” means, with respect to a Book-Entry Note, any Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Pool Factor” means, with respect to any Class of Notes and any Distribution Date, a seven-digit decimal figure obtained by dividing the Outstanding Amount of such Class of Notes as of the close of business on the last day of the related Collection Period by the Original Pool Balance.

“Note Register” means the Register of Noteholders’ information maintained by the Note Registrar pursuant to Section 2.04 of the Indenture.

“Note Registrar” means the Indenture Trustee unless and until a successor Note Registrar shall have been appointed pursuant to Section 2.04 of the Indenture.

“Noteholder” shall mean any of the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders or the Class A-4 Noteholders.

“Noteholder Direction” has the meaning set forth in Section 7.08(a) of the Indenture.

“Noteholders’ Interest Carryover Shortfall” means, with respect to any Distribution Date and a Class of Notes, the excess, if any, of the sum of the Noteholders’ Monthly Interest Distributable Amount for such Class for the preceding Distribution Date plus any outstanding Noteholders’ Interest Carryover Shortfall for such Class on such preceding Distribution Date, over the amount in respect of interest that is actually paid on the Notes of such Class on such preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the Noteholders’ Interest Carryover Shortfall at the related Interest Rate for the related Interest Period (calculated on the same basis as interest on that Class of Notes for the same period).

17	(NAROT 2019-C Sale and Servicing Agreement)

“Noteholders’ Interest Distributable Amount” means, with respect to any Distribution Date and a Class of Notes, the sum of the Noteholders’ Monthly Interest Distributable Amount for such Class and Distribution Date plus any outstanding Noteholders’ Interest Carryover Shortfall for such Class and Distribution Date.

“Noteholders’ Monthly Interest Distributable Amount” means, with respect to any Distribution Date and a Class of Notes, interest accrued for the related Interest Period (calculated on the basis of, in the case of the Class A-1 Notes and the Floating Rate Notes, the actual number of days in such Interest Period and a year assumed to consist of 360 days, and in the case of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, such Interest Period being assumed to consist of 30 days and a year assumed to consist of 360 days) at the related Interest Rate for such Class of Notes on the Outstanding Amount of the Notes of such Class on the immediately preceding Distribution Date, after giving effect to all payments of principal to Noteholders of such Class on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the original principal amount of such Class of Notes).

“Noteholders’ Principal Carryover Shortfall” means, with respect to any Distribution Date, the excess, if any, of the Noteholders’ Principal Distributable Amount for the preceding Distribution Date over the amount in respect of principal that is actually paid as principal on the Notes on such previous Distribution Date. Noteholders’ Principal Carryover Shortfall is not used to determine the amount of principal due on the Notes on any Distribution Date, but is used solely for reporting purposes.

“Noteholders’ Principal Distributable Amount” means, with respect to any Distribution Date, an amount equal to the Principal Distribution Amount for such Distribution Date until the outstanding principal amount of each Class of Notes has been reduced to zero, and for any Distribution Date thereafter, an amount equal to zero.

“Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, and the Class A-4 Notes.

“Obligor” on a Receivable means the purchaser or co-purchasers of the Financed Vehicle or any other Person who owes payments under the Receivable (but excluding any Dealer in respect of Dealer Recourse).

“Officer’s Certificate” means a certificate signed by any Authorized Officer of the Issuer, the Seller or the Servicer, as applicable.

“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise provided herein, be an employee of or counsel to the Issuer, the Seller or the Servicer, which counsel shall be reasonably acceptable to the recipient of such opinion.

“Optional Purchase” shall have the meaning assigned to such term in Section 9.01(a)

“Optional Purchase Percentage” means 5.00%.

18	(NAROT 2019-C Sale and Servicing Agreement)

“Optional Purchase Price” means, an amount equal to the greater of (a) the aggregate Repurchase Payments for the Receivables (including Receivables that became Defaulted Receivables in the Collection Period preceding the Distribution Date on which a purchase pursuant to Section 9.01 is effected) and (b) the sum of (i) the Outstanding Amount of all Classes of Notes, (ii) the Noteholders’ Interest Distributable Amount for all Classes of Notes for such Distribution Date and (iii) any amounts due pursuant to Sections 5.06(a)(v) and (vi).

“Original Certificate Balance” means $52,083,876.49.

“Original Pool Balance” means the aggregate Principal Balance of the Receivables on the Cut-off Date.

“Original Principal Amount” means $275,000,000 for the Class A-1 Notes, $371,250,000 for the Class A-2a Notes, $60,000,000 for the Class A-2b Notes, $431,250,000 for the Class A-3 Notes and $112,500,000 for the Class A-4 Notes.

“Other Assets” means any assets (or interests therein) (other than the Owner Trust Estate) conveyed or purported to be conveyed by the Seller to another Person or Persons other than the Issuer, whether by way of a sale, capital contribution or by virtue of the granting of a lien.

“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

(a) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

(b) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes; and

(c) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a protected purchaser;

provided, that in determining whether the Holders of the requisite percentage of the Outstanding Amount of the Notes, or any Class of Notes, have given any request, demand, authorization, direction, notice, consent, or waiver hereunder or under any Basic Document, Notes owned by the Issuer, NARC II, NMAC, a Certificateholder or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, unless all Notes are owned by the Issuer, NARC II, NMAC, a Certificateholder or any of their respective Affiliates; provided, further, that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, NARC II, NMAC, a Certificateholder or any Affiliate of any of the foregoing Persons.

“Outstanding Amount” means the aggregate principal amount of all Notes, or, if indicated by the context, all Notes of any Class, Outstanding at the date of determination.

19	(NAROT 2019-C Sale and Servicing Agreement)

“Owner Trust Estate” means all right, title and interest of the Issuer in and to the Receivables (other than Repurchased Receivables), and all monies paid thereon, and all monies accrued thereon, after the Cut-off Date; security interests in the Financed Vehicles and any accessions thereto; the Accounts and all funds deposited in the Accounts; all property (including the right to receive Net Liquidation Proceeds) that shall have secured a Receivable and that shall have been acquired by or on behalf of the Issuer; proceeds from claims on any physical damage, credit life or disability insurance policies covering the Financed Vehicles or the Obligors; all right to receive payments in respect of any Dealer Recourse with respect to the Receivables; all right, title and interest of the Seller in and to the Purchase Agreement and the Assignment; all right, title and interest of the Issuer pursuant to this Agreement, the Administration Agreement; certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the Receivables in effect as of the Cut-off Date; and the proceeds of any and all of the foregoing.

“Owner Trustee” means Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, or any successor Owner Trustee under the Trust Agreement.

“Paying Agent” means, (i) under the Indenture, U.S. Bank National Association, as Indenture Trustee, or any other Person that meets the eligibility standards for the Indenture Trustee set forth in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account, including the payment of principal of or interest on the Notes on behalf of the Issuer, and (ii) under the Trust Agreement, any paying agent or co-paying agent appointed pursuant to Section 3.08 of the Trust Agreement that is authorized to make distributions from the Certificate Distribution Account, and shall initially be U.S. Bank National Association.

“Permitted Liens” means (a) any liens created by the Basic Documents; (b) any liens for taxes not yet due and payable or the amount of which is being contested in good faith by appropriate proceedings; and (c) any liens of mechanics, suppliers, vendors, materialmen, laborers, employees, repairmen and other like liens securing obligations which are not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings.

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Property” shall have the meaning assigned to such term in the definition of “Delivery.”

“Pool Balance” as of the close of business on the last day of a Collection Period means the aggregate Principal Balance of the Receivables (reduced by the principal balance of any Repurchased Receivables and Defaulted Receivables) as of the close of business on such day.

“Pool Factor” for a particular Class of Notes or Certificates on any Distribution Date means a seven-digit decimal figure indicating the principal amount of such Class of Notes or the Certificate Balance, as the case may be, as of the close of business on the last day of the related Collection Period as a fraction of the Original Pool Balance.

20	(NAROT 2019-C Sale and Servicing Agreement)

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Prepayment” means, with respect to any Receivable, any prepayment, whether in part or in full, in respect of such Receivable.

“Principal Balance” of a Receivable, as of any date of determination, means the outstanding principal balance of such Receivable calculated in accordance with the Customary Servicing Practices.

“Principal Distribution Amount” means, with respect to any Distribution Date, an amount equal to (i) the excess, if any, of (x) the Adjusted Pool Balance as of the beginning of the related Collection Period, or in the case of the first Collection Period, as of the Cut-off Date, over (y) the Adjusted Pool Balance as of the end of the related Collection Period and (ii) any Noteholders’ Principal Distributable Amount not paid to the Noteholders on a prior Distribution Date because Available Amounts on such Distribution Date were not sufficient to make such payments; provided, however, that the Principal Distribution Amount on the Final Scheduled Distribution Date for any Class of Notes shall not be less than the amount necessary to reduce the outstanding principal amount of such Class to zero.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Purchase Agreement” means that certain agreement, dated as of the Closing Date, between NMAC and the Seller, relating to the purchase by the Seller from NMAC of the Receivables.

“Purchased Assets” shall have the meaning assigned to such term in Section 2.1 of the Purchase Agreement.

“Rating Agency” means as of any date, any of the nationally recognized statistical rating organizations that has been requested by the Seller or one of its Affiliates to rate any Class of Notes and that is rating such Class of Notes on such date.

“Rating Agency Condition” means, with respect to any event or action and each Rating Agency, either (a) written confirmation (which may be in the form of a letter, a press release or other publication, or a change in such Rating Agency’s published ratings criteria to this effect) by such Rating Agency that the occurrence of such event or action will not cause it to downgrade, qualify or withdraw its rating assigned to the Notes or (b) that such Rating Agency shall have been given notice of such event or action at least ten (10) days prior to such event or action (or, if ten (10) days’ advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice that the occurrence of such event or action will cause it to downgrade, qualify or withdraw its rating assigned to the Notes. Notwithstanding the foregoing, no Rating Agency has any duty to review any notice given with respect to any event or action.

21	(NAROT 2019-C Sale and Servicing Agreement)

“Receivable” means any retail installment sale contract that appears on the Schedule of Receivables and that has not been released by the Issuer.

“Receivable File” means the records (whether tangible or electronic) specified in Section 2.02 pertaining to a particular Receivable.

“Record Date” means, with respect to the Notes of any Class and each Distribution Date, the Business Day immediately preceding such Distribution Date, and, with respect to the Certificates or if Definitive Notes, representing any Class of Notes, have been issued, the last day of the Collection Period preceding the related Distribution Date.

“Redemption Date” shall have the meaning assigned to such term in Section 9.01(a).

“Redemption Price” means an amount equal to the sum of (a) the Outstanding Amount of all Notes redeemed, plus (b) accrued and unpaid interest thereon at the Noteholders’ Interest Distributable Amount for the Notes being so redeemed, up to but excluding the Redemption Date.

“Registered Holder” means the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such regulation may be amended from time to time, subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518. 70 Fed. Reg. 1,506, 1,531 (January 7, 2005); Asset-Backed Securities Disclosure and Registration, Securities Act Release No. 33-9638. 79 Fed. Reg. 57184 (September 24, 2014)) or by the staff of the Commission, or as may be provided in writing by the Commission or its staff from time to time.

“Relevant Trustee” means (i) with respect to the control over or appropriate designation denoting ownership or control over any property comprising a portion of the Owner Trust Estate that either is not conveyed or pledged to the Indenture Trustee for the benefit of the Noteholders pursuant to the Granting Clause of the Indenture or that has been released from the lien of the Indenture, the Owner Trustee, and (ii) with respect to any property comprising a portion of the Collateral that has not been released from the lien of the Indenture, the Indenture Trustee; provided, however, that with respect to any property that is under the joint or separate control of a co-trustee or separate trustee under the Trust Agreement or the Indenture, respectively, “Relevant Trustee” shall refer to either or both of the Owner Trustee and such co-trustee or separate trustee or to either or both of the Indenture Trustee and such co-trustee or separate trustee, as the case may be.

“Repurchase Payment” for any Repurchased Receivable as of the last day of any Collection Period, means the sum of the Principal Balance thereof as of the beginning of such Collection Period plus interest accrued thereon through the due date for the Obligor’s payment in such Collection Period at the related APR, after giving effect to the receipt of monies collected on such Repurchased Receivable, if any, during such Collection Period.

22	(NAROT 2019-C Sale and Servicing Agreement)

“Repurchased Receivable” means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to Section 4.06 by the Seller pursuant to Section 3.02 or by NMAC pursuant to Section 4.3 of the Purchase Agreement.

“Required Deposit Rating” shall have the meaning assigned to such term in the definition of “Eligible Account.”

“Required Rate” means, with respect to any Distribution Date, 5.75%.

“Reserve Account” means the account designated as such, established and maintained pursuant to Section 5.01 and Section 5.07.

“Reserve Account Initial Deposit” means $3,255,209.69.

“Retained Notes” if any, means any Notes beneficially owned by the Issuer or an entity which, for U.S. federal income tax purposes, is treated as the same Person as the Issuer, until such time as such Notes are the subject of an opinion pursuant to Section 2.04(g) of the Indenture.

“Review Notice” means the notice delivered by the Indenture Trustee in accordance with Section 7.08(b) of the Indenture to NMAC, the Seller, the Asset Representations Reviewer and the Servicer.

“Review Report” shall have the meaning assigned to such term in Section 3.5 of the Asset Representations Review Agreement.

“Review Satisfaction Date” means, with respect to any Asset Review, the first date on which (a) the Delinquency Percentage for any Payment Date exceeds the Delinquency Trigger and (b) a Noteholder Direction with respect to such Asset Review has occurred.

“Schedule of Receivables” means the schedule of receivables on file with the Indenture Trustee, as it may be amended from time to time.

“Section 385 Controlled Partnership” shall have the meaning set forth in Treasury Regulation Section 1.385-1(c)(1) for a “controlled partnership”.

“Section 385 Expanded Group” shall have the meaning set forth in Treasury Regulation Section 1.385-1(c)(4) for an “expanded group”.

“Secretary of State” means the Secretary of State of the State of Delaware.

“Securities Act” means the Securities Act of 1933.

“Securityholders” shall have the meaning assigned to such term in this Section 1.01 under the definition of “Holder.”

23	(NAROT 2019-C Sale and Servicing Agreement)

“Seller” means NARC II, as the seller of the Receivables under this Agreement, and each successor to NARC II (in the same capacity) pursuant to Section 6.04.

“Servicer” means NMAC, as the servicer of the Receivables, and each successor to NMAC (in the same capacity) pursuant to Section 7.03 or 8.02.

“Servicer Default” means an event specified in Section 8.01.

“Servicer’s Certificate” means a certificate completed and executed on behalf of the Servicer by the president, any executive vice president, any vice president, the treasurer, any assistant treasurer, the controller or any assistant controller of the Servicer pursuant to Section 4.08.

“Servicing Criteria” shall mean the “servicing criteria” set forth in Item 1122(d) of Regulation AB.

“Servicing Rate” means 1.00% per annum.

“Similar Law” means a law that is similar to the fiduciary responsibility or prohibited transaction provisions of ERISA or Section 4975 of the Code.

“Simple Interest Method” means the method of allocating a fixed level payment to principal and interest pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the quotient obtained by calculating the period of time elapsed since the preceding payment of interest was made and dividing such period of time by 365 or 366, as appropriate.

“Simple Interest Receivable” means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

“Specified Reserve Account Balance” means with respect to any Distribution Date, an amount equal to not less than 0.25% of the Adjusted Pool Balance as of the Cut-off Date provided, that on any Distribution Date after the Notes are no longer Outstanding following payment in full of the principal of and interest on the Notes, the “Specified Reserve Account Balance” shall be $0.

“SOFR” means, with respect to any date of determination, the secured overnight financing rate for the applicable tenor published on such date by the Federal Reserve Bank of New York (or any successor administrator of the benchmark rate).

“Sponsor” means NMAC.

“Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq.

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“Subject Receivables” means, for any Asset Review, all Receivables which are 60-Day Delinquent Receivables as of the end of the Collection Period immediately preceding the related Review Satisfaction Date.

“Successor Servicer” means any entity appointed as a successor to the Servicer pursuant to Section 8.02.

“Supplemental Servicing Fee” means, with respect to any Distribution Date, all late fees, prepayment charges and other administrative fees and expenses or similar charges allowed by applicable law received by the Servicer with respect to the Receivables during the related Collection Period.

“S&P” means S&P Global Ratings.

“Tax Information” means information and/or properly completed and signed tax certifications sufficient to eliminate the imposition of or to determine the amount of any withholding of tax, including FATCA Withholding Tax.

“Term SOFR” means, the forward-looking term rate for the applicable tenor (e.g., one-month, and disregarding business day adjustments) based on SOFR that has been selected or recommended by the Federal Reserve Board or the Federal Reserve Bank of New York (or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York).

“Test Fail” shall have the meaning assigned to such term in the Asset Representations Review Agreement.

“Transferred Assets” shall have the meaning assigned to such term in Section 2.01.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust Agreement” means the Trust Agreement, dated as of September 18, 2019, as amended by the Amended and Restated Trust Agreement, dated as of the Closing Date, between the Seller, Wilmington Trust, National Association, as Owner Trustee, and U.S. Bank National Association, as Certificate Registrar and Paying Agent.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

“UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction.

“Verification Documents” means, with respect to any Note Owner, a certification from such Note Owner certifying that such Person is in fact, a Note Owner, as well as an additional piece of documentation reasonably satisfactory to the recipient, such as a trade confirmation, account statement, letter from a broker or dealer or other similar document.

25	(NAROT 2019-C Sale and Servicing Agreement)

“YSOC Amount” means, (i) as of the Closing Date, $62,830,425.78, and (ii) thereafter, with respect to any Collection Period and the related Distribution Date, the aggregate amount by which the Principal Balance as of the last day of such Collection Period of each Receivable (other than a Receivable that is a non-collectible Receivable, a Defaulted Receivable or a Repurchased Receivable), exceeds the present value of each scheduled payment of each such Receivable assuming the discount rate of such Receivable is the greater of the Required Rate or the Receivable’s contract rate and that such scheduled payments (assumed to be equal monthly payments that amortize the Principal Balance of the Receivable to zero, using its contract rate, over the remaining term of the contract) are made on the last day of each month and each month has 30 days.

SECTION 1.02 Usage of Terms. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments, amendments and restatements and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; references to laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto; the term “including” means “including without limitation;” and the term “or” is not exclusive.

ARTICLE II.

Conveyance of Receivables

SECTION 2.01 Conveyance of Receivables.

(a) In consideration of the promises and the agreements, provisions and covenants herein contained and other good and valuable consideration to be delivered to the Seller hereunder, the Seller does hereby sell, transfer, assign and otherwise convey to the Issuer, without recourse (but subject to the Seller’s obligations in this Agreement) (collectively, the “Transferred Assets”):

(i) all right, title and interest of the Seller in and to the Purchased Assets;

(ii) the rights of the Seller under the Purchase Agreement and the Assignment;

(iii) all other assets comprising the Owner Trust Estate; and

(iv) all proceeds of the foregoing.

On the Closing Date, the Seller shall deliver to, or to the order of, the Issuer the Transferred Assets and in consideration therefor, the Issuer shall deliver to, or to the order of, the Seller, the Notes and the Certificates. Notwithstanding the foregoing, monies received in respect of the Receivables after the Cut-off Date and before the Closing Date shall be deposited by NMAC (in its individual capacity or as the Servicer) into the Collection Account no later than the Business Day preceding the first Distribution Date.

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(b) Notwithstanding the foregoing, in the event that the Receivables and other Transferred Assets are held to be property of the Seller, or if for any reason this Agreement is held or deemed to create indebtedness or a security interest in the Receivables and other Transferred Assets, then it is intended that:

(i) This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC and the UCC of any other applicable jurisdiction;

(ii) The conveyance provided for in Section 2.01 shall be deemed to be a grant by the Seller of, and the Seller hereby grants to the Issuer, a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Receivables and other Transferred Assets, to secure such indebtedness and the performance of the obligations of the Seller hereunder;

(iii) The possession by the Issuer, or the Servicer as the Issuer’s agent, of the Receivable Files and any other property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by the purchaser or a person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction; and

(iv) Notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Issuer for the purpose of perfecting such security interest under applicable law.

SECTION 2.02 Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer, upon the execution and delivery of this Agreement, appoints the Servicer, and the Servicer accepts such appointment, to act as the agent of the Issuer as custodian of the following documents or instruments (or a photocopy or other image thereof that the Servicer shall keep on file in accordance with its Customary Servicing Practices) that are hereby constructively delivered to the Issuer with respect to each Receivable (but only to the extent applicable to such Receivable and only to the extent held in tangible paper form or electronic form) (collectively, the “Receivable Files”):

(a) the original of each tangible record constituting or forming a part of such Receivable that is tangible chattel paper (as such term is used in Section 9-105 of the UCC) and a single “authoritative copy” (as such term is used in Section 9-105 of the UCC) of each electronic record constituting or forming a part of each Receivable that is electronic chattel paper, fully executed by the Obligor;

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(b) the original credit application executed by the related Obligor;

(c) the original Certificate of Title or, if not yet received, evidence that an application therefor has been submitted with the appropriate authority, a guaranty of title from a Dealer or such other document (electronic or otherwise, as used in the applicable jurisdiction) that the Servicer keeps on file, in accordance with its Customary Servicing Practices, evidencing the security interest of NMAC in the Financed Vehicle; provided, however, that in lieu of being held in the Receivable File, the Certificate of Title may be held by a third party service provider engaged by the Servicer to obtain or hold Certificates of Title; and

(d) any and all other records (whether tangible or electronic) that the Servicer shall keep on file, in accordance with its Customary Servicing Practices, relating to such Receivable, the related Obligor or Financed Vehicle.

SECTION 2.03 Acceptance by Issuer. The Issuer acknowledges its acceptance pursuant to this Agreement, of all right, title and interest in and to the Receivables and the other Transferred Assets conveyed by the Seller pursuant to this Agreement and declares and shall declare from and after the date hereof that the Issuer holds and shall hold such right, title and interest, upon the terms and conditions set forth in this Agreement.

ARTICLE III.

The Receivables

SECTION 3.01 Representations and Warranties of the Seller with Respect to the Receivables. The Seller makes the representations and warranties set forth on Schedule I to this Agreement as to the Receivables on which the Issuer is deemed to have relied in acquiring the Receivables. Such representations and warranties speak as of the Closing Date or as of such date expressly set forth therein, but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

SECTION 3.02 Repurchase upon Breach. The Seller, the Servicer, the Issuer, the Indenture Trustee and the Owner Trustee, as the case may be, shall inform the other parties to this Agreement and the Indenture Trustee promptly, in writing, upon the discovery of any breach of the Seller’s representations and warranties pursuant to Section 3.01 that materially and adversely affects the interests of the Securityholders in any Receivable; provided, that the delivery of the Servicer’s Certificate pursuant to Section 4.08 shall be deemed to constitute prompt written notice by the Servicer of such breach. If the breach materially and adversely affects the interests of the Securityholders in such Receivable, then the Seller shall either (a) correct or cure such breach or (b) repurchase such Receivable from the Issuer, in either case on or before the Distribution Date following the end of the Collection Period which includes the 60th day (or, if the Seller elects, an earlier date) after the date that the Seller became aware or was notified of such breach. Any such breach or failure will be deemed not to have a material and adverse effect on the interests of Securityholders if such breach or failure does not affect the ability of the Issuer to receive and retain timely payment in full on such Receivable. In consideration of the purchase of the Receivables, the Seller shall remit (or cause to be remitted)

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the Repurchase Payment in the manner specified in Section 5.05. Upon payment of such Repurchase Payment by the Seller, the Issuer and the Indenture Trustee shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as shall be reasonably requested of it to vest in the Seller or its designee any Receivable and any related Purchased Assets repurchased pursuant hereto. The Indenture Trustee and the Owner Trustee shall not be deemed to have knowledge of any breach of the Seller’s representations and warranties unless an Authorized Officer has actual knowledge thereof or has received written notice thereof in accordance with the Basic Documents. Neither the Owner Trustee nor the Indenture Trustee will have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section 3.02. The sole remedy of the Issuer, the Indenture Trustee (by operation of the assignment of the Issuer’s rights hereunder pursuant to the Indenture), or any Securityholder with respect to a breach with a material adverse effect on the interests of Securityholders caused by the Seller’s representations and warranties pursuant to Section 3.01, shall be to require the Seller to repurchase Receivables pursuant to this Section 3.02.

SECTION 3.03 Duties of Servicer as Custodian.

(a) Safekeeping. The Servicer, in its capacity as custodian, shall hold the Receivable Files for the benefit of the Issuer and the Indenture Trustee, as pledgee of the Issuer. In performing its duties as custodian, the Servicer shall act in accordance with its Customary Servicing Practices. The Servicer will promptly report to the Issuer and the Indenture Trustee any failure on its part to hold a material portion of the Receivable Files and maintain its accounts, records and computer systems as herein provided in all material respects and promptly take appropriate action to remedy any such material failure. The Servicer may, in accordance with its Customary Servicing Practices: (i) maintain all or a portion of the Receivable Files in electronic form and (ii) maintain custody of all or any portion of the Receivable Files with one or more of its agents or designees. Nothing in this Section 3.03 shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 3.03.

(b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File in the United States (it being understood that the Receivable Files, or any part thereof, may be maintained at the offices of any Person to whom the Servicer has delegated responsibilities in accordance with Section 4.12). The Servicer shall make available to the Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours upon reasonable prior written notice as the Issuer or the Indenture Trustee shall instruct. The Servicer shall permit the Issuer, the Indenture Trustee and their respective agents at any time during normal business hours upon reasonable prior written notice to inspect, audit and make copies of and abstracts from the Servicer’s records regarding any Receivable.

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(c) Release of Receivable Files. Upon the occurrence and during the continuation of a Servicer Default or to the extent necessary for the Indenture Trustee to comply with its obligations under the Basic Documents, the Servicer shall, upon instruction from the Indenture Trustee, release any Receivable File to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as commercially practicable. Any document so released will be handled by the Indenture Trustee with due care and returned to the Servicer for safekeeping as soon as the Indenture Trustee or its agent or designee, as the case may be, has no further need therefor.

SECTION 3.04 Instructions; Authority To Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by an Authorized Officer of the Issuer or the Indenture Trustee.

SECTION 3.05 Custodian’s Indemnification. The Servicer, as custodian, shall indemnify the Issuer, the Owner Trustee and the Indenture Trustee for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever (including reasonable attorneys’ fees and expenses) that may be imposed on, incurred by or asserted against any of them as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files including any legal fees and expenses incurred in connection with the enforcement by any such Person of any indemnification or other obligation of the Servicer as custodian; provided, however, that the Servicer shall not be liable to the Owner Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Owner Trustee, and the Servicer shall not be liable to the Indenture Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Indenture Trustee. Any indemnity claimed under this Section 3.05 shall be subject to the procedures described in Section 7.02.

SECTION 3.06 Effective Period and Termination. The Servicer’s appointment as custodian shall become effective as of the Cut-off Date, and shall continue in full force and effect until terminated pursuant to this Section 3.06. If NMAC resigns as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of any Servicer shall have been terminated under Section 8.01, the appointment of NMAC as custodian may be terminated by the Indenture Trustee or by the Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes or, with the consent of Holders of the Notes evidencing not less than 25% of the Outstanding Amount of the Notes, by the Owner Trustee or by the Certificateholders evidencing not less than 25% of the Certificate Balance, in the same manner as the Indenture Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 8.01. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files and the related accounts and records maintained by the Servicer to the Relevant Trustee or the agent thereof at such place or places as the Relevant Trustee may reasonably designate.

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ARTICLE IV.

Administration and Servicing of Receivables

SECTION 4.01 Duties of Servicer.

(a) The Servicer is hereby appointed by the Issuer and authorized to act as agent for the Issuer and, in such capacity, shall manage, service, administer and make collections on the Receivables in accordance with its Customary Servicing Practices, using that degree of skill and attention that the Servicer exercises with respect to all comparable receivables that it services for itself or others. There are no requirements under the Basic Documents to maintain a back-up servicer. The Servicer and its Affiliates may engage in any marketing practice or promotion or any sale of any products, goods or services to Obligors with respect to the Receivables so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the Servicer for itself and others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the Receivables, prepayments or faster or slower timing of the payment of the Receivables. Subject to Section 4.05, the Servicer may grant extensions, rebates, deferrals, amendments, modifications or adjustments with respect to any Receivable in accordance with its Customary Servicing Practices; provided, however, that if the Servicer (i) extends the date for final payment by the Obligor of any Receivable beyond the last day of the Collection Period preceding the latest Final Scheduled Distribution Date of any Notes issued under the Indenture or (ii) reduces the APR or Principal Balance with respect to any Receivable other than as required by applicable law (including, without limitation, by the Servicemembers Civil Relief Act) or court order, it will promptly purchase such Receivable in the manner provided in Section 4.06 if such change in the Receivable would materially and adversely affect the interests of the Securityholders in such Receivable. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable.

(b) The Servicer’s duties shall include collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending remittance advises to Obligors, reporting tax information to Obligors, accounting for collections and furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions. The Servicer is not required under the Basic Documents to make any disbursements via wire transfer or otherwise on behalf of an Obligor. There are no requirements under the Receivables or the Basic Documents for funds to be, and funds shall not be, held in trust for an Obligor. The Servicer shall not make any payments or distributions on behalf of an Obligor.

(c) Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Trust, the Owner Trustee, the Indenture Trustee and the Securityholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to the Receivables or to the Financed Vehicles

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securing the Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable (other than a Repurchased Receivable), the Issuer shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Issuer shall, at the Servicer’s expense and direction, take steps to enforce the Receivable, including bringing suit in its name or the name of the Indenture Trustee or the Securityholders. The Issuer shall furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

(d) Nothing in any section of this Agreement shall be construed to prevent the Servicer from implementing new programs, whether on an intermediate, pilot or permanent basis, or on a regional or nationwide basis, or from modifying its standards, policies and procedures as long as, in each case, such programs or modifications would be consistent with its Customary Servicing Practices, even if such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the Receivables, prepaying or faster or slower timing of the payment of the Receivables.

(e) Notwithstanding anything in this Agreement to the contrary, the Servicer may refinance any Receivable and deposit the full Principal Balance of such Receivable into the Collection Account. The receivable created by such refinancing shall not be property of the Issuer. The Servicer and its Affiliates may also sell insurance or debt cancellation products, including products which result in the cancellation of some or all of the amount of a Receivable upon the death or disability of the Obligor or any casualty with respect to the Financed Vehicle.

SECTION 4.02 Collection of Receivable Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due in accordance with its Customary Servicing Practices. Payments on the Receivables made in accordance with the related documentation for such Receivables, shall be posted to the Servicer’s Obligor records in accordance with the Servicer’s Customary Servicing Practices. Such payments shall be allocated to principal, interest or other items in accordance with the related documentation for such Receivables

SECTION 4.03 Realization upon Receivables. On behalf of the Issuer, the Servicer shall use commercially reasonable efforts, consistent with its Customary Servicing Practices, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely, unless it determines in its sole discretion that repossession will not increase the Net Liquidation Proceeds by an amount greater than the expense of such repossession or that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. The Servicer shall follow such Customary Servicing Practices and procedures as it shall deem necessary or advisable, which may include reasonable efforts to realize upon any Dealer Recourse and selling the related Financed Vehicle at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not be required to expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Net Liquidation Proceeds.

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SECTION 4.04 Maintenance of Security Interests in Financed Vehicles. The Servicer shall, in accordance with its Customary Servicing Practices, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer and the Indenture Trustee in the event of the relocation of a Financed Vehicle or for any other reason. If the assignment of a Receivable to the Issuer is insufficient, without a notation on the related Financed Vehicle’s Certificate of Title, to grant to the Issuer a first priority perfected security interest in the related Financed Vehicle, the Servicer hereby agrees to serve as the agent of the Issuer for the purpose of perfecting the security interest of the Issuer in such Financed Vehicle and agrees that the Servicer’s listing as the secured party on the Certificate of Title is in this capacity as agent of the Issuer. The provisions set forth in this Section 4.04 are the sole requirements under the Basic Documents with respect to the maintenance of collateral or security on the Receivables. It is understood that the Financed Vehicles are the collateral and security for the Receivables, but that the Certificate of Title with respect to a Financed Vehicle does not constitute collateral and merely evidences such security interest.

SECTION 4.05 Covenants of Servicer. Unless required by law or court order, the Servicer shall not release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except (i) in the event of payment in full by or on behalf of the Obligor thereunder or payment in full less a deficiency which the Servicer would not attempt to collect in accordance with its Customary Servicing Practices, (ii) in connection with repossession or (iii) except as may be required by an insurer in order to receive proceeds from any insurance policy covering such Financed Vehicle.

SECTION 4.06 Purchase of Receivables upon Breach. The Servicer or the Issuer shall inform the other party and the Indenture Trustee promptly, in writing, upon the discovery of any breach by the Servicer of its obligations under Section 4.01(a) or 4.05 that would materially and adversely affect any Receivable. If the breach materially and adversely affects the interests of the Securityholders in such Receivable, then the Servicer shall either (a) correct or cure such breach or (b) repurchase such Receivable from the Issuer, in either case on or before the Distribution Date following the end of the Collection Period which includes the 60th day (or, if the Servicer elects, an earlier date) after the date that the Servicer became aware or was notified of such breach. Any such breach or failure will be deemed not to have a material and adverse effect if such breach or failure does not affect the ability of the Issuer to receive and retain timely payment in full on such Receivable. In consideration of such Receivable, the Servicer shall remit the Repurchase Payment in the manner specified in Section 5.05. Upon payment of such Repurchase Payment by the Servicer, the Issuer and the Indenture Trustee shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as shall be reasonably requested of it to vest in the Servicer or its designee any Receivable and any related Purchased Assets repurchased pursuant hereto. Neither the Owner Trustee nor the Indenture Trustee will have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section 4.06. The sole remedy of the Indenture Trustee, the Owner Trustee, the Issuer, the Securityholders against the Servicer with respect to a breach by the Servicer of its obligations under Sections 4.01(a) or 4.05 shall be to require the Servicer to purchase Receivables pursuant to this Section 4.06.

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SECTION 4.07 Servicing Fee and Expenses. As compensation for the performance of its obligations hereunder, the Servicer shall be entitled to receive on each Distribution Date the Base Servicing Fee and shall be entitled to retain all Supplemental Servicing Fees. The Servicer will also be entitled to receive investment earnings (net of investment losses and expenses) on funds on deposit in the Collection Account and the Reserve Account during each Collection Period. Except to the extent otherwise provided herein, the Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including fees and disbursements of independent accountants, taxes imposed on the Servicer, expenses incurred in connection with distributions and reports to Securityholders and all other fees and expenses not expressly stated under this Agreement to be for the account of the Securityholders).

SECTION 4.08 Servicer’s Certificate. On or before each Determination Date, the Servicer shall deliver to the Owner Trustee, each Paying Agent and the Indenture Trustee, with a copy to each Rating Agency, a Servicer’s Certificate containing all information necessary to make the distributions pursuant to Sections 5.06, 5.07 and 5.08 of this Agreement and Section 5.04(d) of the Indenture for the Collection Period preceding the date of such Servicer’s Certificate, all information necessary for the Owner Trustee to send statements to the Certificateholders and the Indenture Trustee to send statements to the Noteholders pursuant to the Trust Agreement or Indenture, as the case may be. Each of the Owner Trustee and the Indenture Trustee may conclusively rely on the information in any Servicer’s Certificate and shall have no duty to confirm or verify the contents thereof. At the sole option of the Servicer, each Servicer Certificate may be delivered in electronic or hard copy form.

SECTION 4.09 Communication among Noteholders. A Noteholder (if the Notes are represented by Definitive Notes) or a Note Owner (if the Notes are represented by Book-Entry Notes) may send a request to the Seller at any time notifying the Seller that such Noteholder or Note Owner, as applicable, would like to communicate with other Noteholders or Note Owners, as applicable, with respect to an exercise of their rights under the terms of the Basic Documents. If the requesting party is not a Noteholder as reflected on the Note Register, the Seller may require that the requesting party provide Verification Documents. Each request must include (i) the name of the requesting Noteholder or Note Owner, and (ii) a description of the method by which other Noteholders or Note Owners, as applicable, may contact the requesting Noteholder or Note Owner. A Noteholder or Note Owner, as applicable, that delivers a request under this Section 4.09 will be deemed to have certified to the Issuer and the Servicer that its request to communicate with other Noteholders or Note Owners, as applicable, relates solely to a possible exercise of rights under this Indenture or the other Basic Documents, and will not be used for other purposes. In each monthly distribution report on Form 10-D under the Exchange Act with respect to the Issuer, the Seller shall include disclosure regarding any request that complies with the requirements of this Section 4.09 received during the related Collection Period from a Noteholder or Note Owner to communicate with other Noteholders or Note Owners, as applicable, related to the Noteholders or Note Owners exercising their rights under the terms of the Basic Documents. The disclosure in such Form 10-D regarding the request to communicate

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shall include (w) the name of the investor making the request, (x) the date the request was received, (y) a statement to the effect that the Issuer has received a request from such Noteholder or Note Owner, as applicable, stating that such Noteholder or Note Owner, as applicable, is interested in communicating with other Noteholders or Note Owners, as applicable, with regard to the possible exercise of rights under the Basic Documents, and (z) a description of the method other Noteholders or Note Owners, as applicable, may use to contact the requesting Noteholder or Note Owner.

SECTION 4.10 Annual Statement as to Compliance; Notice of Default.

(a) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency, within 90 days after the end of each fiscal year of the Servicer, beginning June 30, 2020, an Officer’s Certificate with respect to the prior fiscal year of the Servicer (or with respect to the initial Officer’s Certificate, the period from the date of the initial issuance of the Notes to March 31, 2020), providing the information required under Item 1123 of Regulation AB.

(b) The Servicer shall deliver to the Issuer, the Owner Trustee, the Indenture Trustee and each Rating Agency, promptly after having obtained knowledge thereof, written notice (in the form of an Officer’s Certificate) of any event that with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 8.01. Except to the extent set forth in this Section 4.10(b) of this Agreement and Section 5.01 of the Indenture, the Basic Documents do not require any policies or procedures to monitor any performance or other triggers and Events of Default.

(c) The Servicer will deliver to the Issuer, within 90 days after the end of each fiscal year of the Servicer, beginning June 30, 2020, a report regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding fiscal year, including disclosure of any material instance of non-compliance identified by the Servicer, as required under paragraph (b) of Rule 13a-18 and Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

(d) The Indenture Trustee will deliver to the Issuer, on or before June 15th of each calendar year, commencing in 2020, a report regarding the Indenture Trustee’s assessment of compliance with the applicable Servicing Criteria during the immediately preceding fiscal year, including disclosure of any material instance of non-compliance identified by the Indenture Trustee, as required under paragraph (b) of Rule 13a-18 and Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

SECTION 4.11 Annual Registered Public Accounting Firm Attestation.

(a) On or before the 90th day following the end of each fiscal year, beginning with the fiscal year ending March 31, 2020, the Servicer shall cause a firm of independent registered public accountants (who may also render other services to the Servicer, the Seller or their respective Affiliates) to furnish to the Issuer, with a copy to the Indenture Trustee, the Servicer and the Seller, each attestation report on assessments of compliance with the Servicing Criteria with respect to the Servicer or any Affiliate

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thereof during the related fiscal year delivered by such accountants pursuant to paragraph (c) of Rule 13a-18 or Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. The certification required by this paragraph may be replaced by any similar certification using other procedures or attestation standards which are now or in the future in use by servicers of comparable assets, or which otherwise comply with any rule, regulation, “no action” letter or similar guidance promulgated by the Commission.

The Servicer, however, shall not be obligated to add as an addressee or reliance party with respect to any report described above any Person who does not comply with or agree to the required procedures of such firm of independent certified public accountants, including but not limited to execution of engagement letters or access letters regarding such reports.

(b) On or before June 15th of each calendar year, commencing in 2020, the Indenture Trustee shall cause a firm of independent registered public accountants (who may also render other services to the Indenture Trustee) to furnish to the Issuer, with a copy to the Servicer and the Seller, an attestation report on assessment of compliance with the applicable Servicing Criteria with respect to the Indenture Trustee during the immediately preceding fiscal year delivered by such accountants pursuant to paragraph (c) of Rule 13a-18 or Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. The certification required by this paragraph may be replaced by any similar certification using other procedures or attestation standards which are now or in the future in use by servicers of comparable assets, or which otherwise comply with any rule, regulation, “no action” letter or similar guidance promulgated by the Commission.

SECTION 4.12 Appointment of Subservicer. So long as NMAC acts as the Servicer, the Servicer may at any time without notice or consent delegate (a) any or all of its duties under this Agreement to any of its Affiliates or (b) specific duties as servicer under this Agreement through subcontractors; provided, however, that no such delegation or subcontracting shall relieve the Servicer of its responsibilities with respect to such duties as to which the Servicer shall remain primarily responsible with respect thereto. For any servicing activities delegated to third parties in accordance with this Section 4.12, the Servicer shall follow such policies and procedures to monitor the performance of such third parties and compliance with such servicing activities as the Servicer follows with respect to comparable motor vehicle receivables serviced by the Servicer for its own account.

SECTION 4.13 Fidelity Bond. The Servicer shall not be required to maintain a fidelity bond or error and omissions policy.

SECTION 4.14 Administrator Compensation. The Servicer shall pay the Administrative Agent compensation pursuant to Section 3 of the Administration Agreement.

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ARTICLE V.

Distributions; Accounts;

Statements to the Certificateholders and the Noteholders

SECTION 5.01 Establishment of Accounts.

(a) The Servicer shall cause to be established the following accounts:

(i) For the benefit of the Securityholders in the name of the Indenture Trustee, an account (the “Collection Account”), which shall be an Eligible Account initially established with the Indenture Trustee.

(ii) For the benefit of the Securityholders in the name of the Indenture Trustee, an account (the “Reserve Account”), which shall be an Eligible Account initially established with the Indenture Trustee.

(b) All amounts held in the Collection Account and the Reserve Account (collectively, the “Accounts”) shall, to the extent permitted by applicable laws, rules and regulations and as directed by the Servicer, be invested by the Indenture Trustee in Eligible Investments in accordance with Section 8.03 of the Indenture. All such Eligible Investments shall mature not later than the Business Day preceding the next Distribution Date, in such manner that such amounts invested shall be available to make the required distributions on the Distribution Date. The Servicer will not direct the Indenture Trustee, and the Issuer shall cause the Servicer not to make any investment of any funds or to sell any investment held in the Collection Account unless the security interest granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Servicer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.

(c) If either (i) the Servicer, in its sole discretion and for any reason, notifies the Indenture Trustee and the Owner Trustee in writing that the Accounts should be moved or (ii) the Indenture Trustee or the Owner Trustee, as applicable, notifies the Servicer that the short-term unsecured debt obligations of the Indenture Trustee or the Owner Trustee, as applicable, no longer have the Required Deposit Rating, then, in each case, the Servicer shall, within ten Business Days after receipt of the notice described in clause (i) or (ii), as applicable, cause the Accounts (x) to be moved to segregated trust accounts in a bank or trust company selected by the Servicer, the short-term unsecured debt obligations of which shall have the Required Deposit Rating, or (y) to be moved to the trust department of the Indenture Trustee or the Owner Trustee, as applicable. The Indenture Trustee or the Owner Trustee, as applicable, shall assist the Servicer with the moving of Accounts described in the preceding sentence.

(d) Earnings on investment of funds in the Collection Account and the Reserve Account shall be paid to the Servicer as additional servicing compensation, and any losses and investment expenses shall be charged against the funds on deposit in the Collection Account or the Reserve Account, as applicable.

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(e) Except for the Collection Account and the Reserve Account, there are no accounts required to be maintained under the Basic Documents.

(f) The Indenture Trustee shall transfer all amounts remaining on deposit in the Collection Account on the Distribution Date on which the Notes of all Classes have been paid in full (or when substantially all of the Collateral is otherwise released from the lien of the Indenture) to the Designated Account, and take all necessary or appropriate actions to transfer all of its right, title and interest in the Collection Account, all funds or investments held therein and all proceeds thereof, whether or not on behalf of the Securityholders, to the Owner Trustee for the benefit of the Certificateholders, subject to the limitations set forth in the Indenture with respect to amounts held for payment to Noteholders that do not promptly deliver a Note for payment on such Distribution Date. After the transfer to the Designated Account described in the immediately preceding sentence, references in this Agreement to “Collection Account” shall be deemed to be references to the “Designated Account.”

(g) With respect to the Accounts and all property held therein, the Issuer agrees, by its acceptance hereof that, on the terms and conditions set forth in the Indenture, for so long as Notes of any Class remain outstanding, the Indenture Trustee shall possess all right, title and interest therein (excluding interest or investment income thereon payable to the Servicer or the Seller, as the case may be), and the Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and the Certificateholders, as the case may be, as set forth in the Indenture. The parties hereto agree that the Servicer shall have the power, revocable by the Indenture Trustee or by the Issuer with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Collection Account for the purpose of permitting the Servicer, Indenture Trustee, Issuer or the Owner Trustee to carry out its respective duties hereunder or under the Indenture or the Trust Agreement, as the case may be.

Notwithstanding the foregoing, the Servicer shall be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, as the case may be, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or posting.

(h) With respect to the Account Property, the parties hereto agree that:

(i) any Account Property that consists of uninvested funds shall be held solely in Eligible Accounts and, except as otherwise provided herein, each such Eligible Account shall be subject to the exclusive custody and control of the Indenture Trustee, and, except as otherwise provided in the Basic Documents, the Indenture Trustee or its designee shall have sole signature authority with respect thereto;

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(ii) any Account Property that constitutes Physical Property shall be delivered to the Indenture Trustee or its designee, in accordance with paragraph (a) of the definition of “Delivery” and shall be held, pending maturity or disposition, solely by the Indenture Trustee or any such designee;

(iii) any Account Property that is an “uncertificated security” under Article 8 of the UCC and that is not governed by clause (iv) below shall be delivered to the Indenture Trustee or its designee in accordance with paragraph (c) of the definition of “Delivery” and shall be maintained by the Indenture Trustee or such designee, pending maturity or disposition, through continued registration of the Indenture Trustee’s (or its designee’s) ownership of such security on the books of the issuer thereof;

(iv) any Account Property that is an uncertificated security that is a “book-entry security” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) held in a securities account at a Federal Reserve Bank and eligible for transfer through the Fedwire® Securities Service operated by the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of “Delivery” and shall be maintained by the Indenture Trustee or its designee or a securities intermediary (as such term is defined in Section 8-102(a)(14) of the UCC) acting solely for the Indenture Trustee or such designee, pending maturity or disposition, through continued book-entry registration of such Account Property as described in such paragraph; and

(v) to the extent any Account Property is credited to a securities account, the account agreement establishing such securities account shall provide that the account agreement is governed by the law of the State of New York and that the law of the State of New York shall govern all issues specified in Article 2(1) of the Hague Securities Convention.

(i) The Indenture Trustee, to the extent it is acting in the capacity of securities intermediary with respect to Account Property, covenants and agrees that:

(i) it is a “securities intermediary,” as such term is defined in Section 8-102(a)(14)(ii) of the relevant UCC;

(ii) pursuant to Section 8-110(e)(1) of the relevant UCC for purposes of Article 8 of the UCC, the jurisdiction of the Indenture Trustee as “securities intermediary” is the State of New York; and

(iii) it has, at the time of entry into this Agreement, one or more offices in the United States of America engaged in a business or other regular activity of maintaining securities accounts.

To the extent that there are any other agreements with the Indenture Trustee governing the Accounts, the parties agree that each and every such agreement is hereby amended to provide that, with respect to the Accounts, the law applicable to all issues specified in Article 2(1) of the Hague Securities Convention shall be the laws of the State of New York.

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SECTION 5.02 Collections. Except as otherwise provided in this Agreement, the Servicer shall remit to the Collection Account all Collections (other than payments on Repurchased Receivables) not later than the second Business Day after identification thereof; provided, however, that if the Monthly Remittance Condition is satisfied, then the Servicer shall not be required to deposit into the Collection Account an amount equal to the Collections received during the related Collection Period until the Business Day before each Distribution Date. The “Monthly Remittance Condition” shall be deemed to be satisfied if (i) NMAC is the Servicer and (ii) NMAC’s short-term unsecured debt obligations are rated at least “P-1” by Moody’s and at least “A-1” by S&P (so long as Moody’s and S&P are Rating Agencies). Commencing with the first day of the first Collection Period that begins at least two Business Days after the day on which the Monthly Remittance Condition is not satisfied, all Collections then held by the Servicer shall be immediately deposited into the Collection Account and all future Collections on or in respect of the Receivables (other than payments on Repurchased Receivables) and all Net Liquidation Proceeds shall be remitted by the Servicer to the Collection Account not later than the second Business Day after identification thereof. Notwithstanding the foregoing, the Servicer may remit Collections to the Collection Account on any other alternate remittance schedule (but not later than the related Distribution Date) if the Rating Agency Condition is satisfied with respect to such alternate remittance schedule. Pending deposit into the Collection Account, Collections may be commingled and used by the Servicer at its own risk and are not required to be segregated from its own funds.

SECTION 5.03 Application of Collections. All Collections for the related Collection Period with respect to each Receivable shall be posted to the Servicer’s Obligor records in accordance with the Servicer’s Customary Servicing Practices.

SECTION 5.04 [Reserved]

SECTION 5.05 Additional Deposits.

(a) The following additional deposits shall be made to the Collection Account: (i) the Seller shall remit the aggregate Repurchase Payments with respect to Repurchased Receivables pursuant to Section 3.02; (ii) the Servicer shall remit (A) the aggregate Repurchase Payments with respect to Repurchased Receivables pursuant to Section 4.06 and (B) the cash amount required upon any optional purchase of the Receivables by the Servicer, or any Successor Servicer, pursuant to Section 9.01; and (iii) the Indenture Trustee shall transfer the amounts described in Sections 5.06 and 5.07 from the Reserve Account to the Collection Account pursuant to Section 5.07.

(b) All deposits required to be made pursuant to Section 5.05(a) by the Seller or the Servicer, as the case may be, may be made in the form of a single deposit and shall be made in immediately available funds, no later than 5:00 P.M., New York City time, on the Business Day immediately preceding the related Distribution Date. At the direction of the Servicer, the Relevant Trustee shall invest such amounts in Eligible Investments in accordance with Section 5.01(b).

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(c) So long as NMAC is the Servicer, NMAC (as Servicer or in any other capacity) may make the remittances pursuant to Sections 5.02 and 5.05(a) above net of amounts to be distributed to the Servicer or its Affiliates pursuant to Section 5.06 and may pay the Optional Purchase Price pursuant to Section 9.01(a) net of amounts to be distributed to the Servicer or its Affiliates. Accounts between the Servicer and such Affiliates will be adjusted accordingly. Nonetheless, the Servicer shall account for all of the above described remittances and distributions (except for the Supplemental Servicing Fee to the extent that the Servicer is entitled to retain such amounts) in the Servicer’s Certificate as if the amounts were deposited and/or transferred separately.

SECTION 5.06 Payments and Distributions.

(a) Prior to any acceleration of the Notes pursuant to Section 5.02 of the Indenture, on each Distribution Date, the Relevant Trustee (based on information contained in, and as directed by, the Servicer’s Certificate delivered on or before the related Determination Date) shall make the following deposits and distributions, to the extent of Available Amounts on deposit in the Collection Account for such Distribution Date and with respect to the related Collection Period, in the following order of priority:

(i) to the Servicer, the Base Servicing Fee and any unpaid Base Servicing Fees from one or more prior Collection Periods;

(ii) on a pro rata basis (based on the amounts distributable pursuant to this clause to each Class of Noteholders), to the Class A-1 Noteholders, the Noteholders’ Interest Distributable Amount for such Class, to the Class A-2a Noteholders, the Noteholders’ Interest Distributable Amount for such Class, to the Class A-2b Noteholders, the Noteholders’ Interest Distributable Amount for such Class, to the Class A-3 Noteholders, the Noteholders’ Interest Distributable Amount for such Class, and to the Class A-4 Noteholders, the Noteholders’ Interest Distributable Amount for such Class, such amounts to be paid from any remaining Available Amounts;

(iii) to the Class A-1 Noteholders until the principal amount of the Class A-1 Notes is reduced to zero, then to the Class A-2 Noteholders (pro rata among the Class A-2a Noteholders and the Class A-2b Noteholders), until the principal amount of the Class A-2 Notes is reduced to zero, then to the Class A-3 Noteholders, until the principal amount of the Class A-3 Notes is reduced to zero, and then to the Class A-4 Noteholders, until the principal amount of the Class A-4 Notes is reduced to zero, an amount equal to the Noteholders’ Principal Distributable Amount for such Distribution Date, such amounts to be paid from any remaining Available Amounts;

(iv) to the Reserve Account, the amount, if any, necessary to increase the balance of funds therein to the Specified Reserve Account Balance with respect to such Distribution Date, such amounts to be paid from any remaining Available Amounts;

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(v) to the Indenture Trustee and the Calculation Agent, as applicable, any accrued and unpaid fees, expenses and indemnity payments, as applicable, due pursuant to the Indenture, but only to the extent that such fees, expenses or indemnity payments, as applicable, have not been paid by the Administrator and have been outstanding for at least sixty (60) days, such amounts to be paid from any remaining Available Amounts;

(vi) to the Owner Trustee, any accrued and unpaid fees, expenses and indemnity payments due pursuant to the Trust Agreement, but only to the extent that such fees, expenses or indemnity payments have not been paid by the Administrator and have been outstanding for at least sixty (60) days, such amounts to be paid from any remaining Available Amounts;

(vii) to the Asset Representations Reviewer, any accrued and unpaid fees, expenses and indemnity payments due pursuant to the Asset Representations Review Agreement, but only to the extent that such fees, expenses or indemnity payments have not been paid by the Sponsor and have been outstanding for at least sixty (60) days, such amounts to be paid from any remaining Available Amounts; and

(viii) any remaining Available Amounts to the Designated Account for distribution to the Certificateholders.

(b) Notwithstanding any other provision of Section 5.06(a), following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes and unless and until such acceleration has been rescinded, on each Distribution Date, the Indenture Trustee shall apply all amounts on deposit in the Collection Account pursuant to Section 5.04(b) of the Indenture.

(c) Notwithstanding the provisions of Section 5.06(b) of this Agreement and Section 5.04(b) of the Indenture, after the occurrence of an Event of Default that results in the acceleration of any Notes, on and after the date on which such acceleration has been rescinded, on each Distribution Date, the Relevant Trustee shall make payments and distributions from the Collection Account in accordance with Section 5.06(a).

SECTION 5.07 Reserve Account.

(a) On each Distribution Date, the Relevant Trustee will deposit Available Amounts into the Reserve Account pursuant to Section 5.06(c) as provided in the Servicer’s Certificate, until the amount on deposit therein equals the Specified Reserve Account Balance.

(b) On each Distribution Date, to the extent that amounts on deposit in the Collection Account are insufficient to fully fund the payments and distributions described in clauses (i) through (iii) of Section 5.06(a) of this Agreement or clauses (1) through (5) of Section 5.04(b) of the Indenture, the Relevant Trustee will withdraw amounts then on deposit in the Reserve Account, up to the amounts of any such deficiencies, and deposit such amounts into the Collection Account for application pursuant to such clauses.

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(c) On each Distribution Date, as provided in the Servicer’s Certificate, the Relevant Trustee will release to the Certificateholders any amounts remaining on deposit in the Reserve Account in excess of the Specified Reserve Account Balance. Upon the payment in full of the Notes under the Indenture, as directed in writing by the Servicer, the Relevant Trustee will deposit into the Designated Account for distribution to the Certificateholders any amounts remaining on deposit in the Reserve Account and all rights to the Reserve Account and all other collateral registered or held therein shall vest in the Certificateholders. Upon any such distribution to the Certificateholders, the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders and the Relevant Trustee will have no further rights in, or claims to, such amounts.

SECTION 5.08 Statements to Certificateholders and Noteholders.

(a) On each Distribution Date, the Indenture Trustee shall include with each distribution to each Noteholder (or make available on its investor website) and the Owner Trustee (or, if the Indenture Trustee is the Paying Agent with respect to the Certificates, the Indenture Trustee) shall include with each distribution to each Certificateholder a statement (which statement may be the Servicer’s Certificate and which statement shall also be provided to the Servicer and the Servicer will thereafter deliver or otherwise make available a copy of such statement to each Rating Agency) based on information in the Servicer’s Certificate furnished pursuant to Section 4.08, setting forth for the Collection Period relating to such Distribution Date the following information:

(i) the amount of the payment allocable to the principal amount of each Class of Notes;

(ii) the amount of the payment allocable to interest on or with respect to each Class of Notes;

(iii) the YSOC Amount;

(iv) the Pool Balance as of the close of business on the last day of the related Collection Period;

(v) the Adjusted Pool Balance as of the close of business on the last day of the related Collection Period;

(vi) the amount of the Base Servicing Fee paid to the Servicer with respect to the related Collection Period, the amount of any unpaid Base Servicing Fees and the change in such amount from that of the prior Distribution Date and the amount of the Supplemental Servicing Fee, if any, paid to the Servicer with respect to the related Collection Period;

(vii) the Noteholders’ Interest Carryover Shortfall and the Noteholders’ Principal Carryover Shortfall, if any, with respect to each Class of Notes, and the change in such amounts from the preceding Distribution Date;

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(viii) the Outstanding Amount, the Note Factor and the Note Pool Factor with respect to each Class of Notes, and the Certificate Balance, the Certificate Factor and the Certificate Pool Factor with respect to the Certificates, in each case after giving effect to all payments in respect of principal on such Distribution Date;

(ix) the balance of the Reserve Account on such Distribution Date, after giving effect to changes thereto on such Distribution Date and the amount of such changes;

(x) the amount of defaults and net losses on the Receivables for the related Collection Period;

(xi) the number of delinquencies on the Receivables as a percentage of the number of Receivables;

(xii) the aggregate Principal Balance of 60-Day Delinquent Receivables for such Distribution Date;

(xiii) the Delinquency Percentage;

(xiv) the Delinquency Trigger;

(xv) any material changes in practices with respect to charge-offs, collection and management of delinquent Receivables, and the effect of any grace period, re-aging, re-structuring, partial payments or other practices on delinquency and loss experience;

(xvi) any material modifications, extensions or waivers to Receivables terms, fees, penalties or payments during the Collection Period; and

(xvii) any material breaches of representations, warranties or covenants with respect to the Receivables.

(b) Copies of such statements may be obtained by the Certificateholders or the Note Owners from the Owner Trustee or the Indenture Trustee, as the case may be, by a request in writing. The Owner Trustee or the Indenture Trustee, as the case may be, shall provide such copies promptly after such requests.

(c) No disbursements shall be made directly by the Servicer to a Noteholder, and the Servicer shall not be required to maintain any investor record relating to the posting of disbursements or otherwise.

ARTICLE VI.

The Seller

SECTION 6.01 Representations of Seller. The Seller makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

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(a) Organization and Good Standing. The Seller is duly organized, validly existing and in good standing under the laws of the state of its formation, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority and legal right to acquire and own the Receivables.

(b) Due Qualification. The Seller is duly qualified to do business as a foreign entity in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications and where the failure to so qualify would have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement.

(c) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms. The Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited as part of the Owner Trust Estate, and has duly authorized such sale and assignment to the Issuer by all necessary action; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary action.

(d) Valid Sale; Binding Obligations. This Agreement evidences a valid sale, transfer and assignment of the Receivables, enforceable against creditors of and purchasers from the Seller (other than a good faith purchaser for value in the ordinary course of business who takes actual possession of one or more Receivables); and this Agreement is a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles, regardless of whether such enforceability shall be considered in a proceeding in equity or law.

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the governing documents of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Basic Documents); nor violate any law or, to the best of the Seller’s knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties; which breach, default, conflict, Lien or violation in any case would have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement.

(f) No Proceedings. There are no proceedings or investigations pending, or, to the Seller’s knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (i) asserting the invalidity of this Agreement, the Trust Agreement, the

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Indenture, the Certificates or the Notes; (ii) seeking to prevent the issuance of the Certificates, or the Notes or the consummation of any of the transactions contemplated by this Agreement, the Trust Agreement, the Indenture; (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Trust Agreement, the Indenture, the Certificates or the Notes; or (iv) relating to the Seller and that would adversely affect the federal or any state income tax attributes of the Issuer, the Certificates or the Notes.

(g) Valid Assignment. The Receivables and the other Purchased Assets have been validly assigned by NMAC to the Seller pursuant to the Purchase Agreement and the Receivables and the other Transferred Assets have been validly assigned by the Seller to the Issuer pursuant to this Agreement.

(h) Accuracy of Information. The information set forth in the Schedule of Receivables was true and correct in all material respects as of the opening of business on the Cut-off Date.

(i) No Adverse Selection. No selection procedures believed to be adverse to the Securityholders were used to select the Receivables and other Purchased Assets.

(j) Good Title. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to the Receivables and other Transferred Assets free and clear of all Liens, and immediately upon the transfer thereof, the Issuer, for the benefit of the Noteholders, the Certificateholders, shall have good and marketable title to the Transferred Assets, free and clear of all Liens and adverse interests of others.

(k) No Liens. Other than the security interest granted to the Issuer pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables or other Transferred Assets to any other Person. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Receivables or other Transferred Assets other than any financing statement relating to the security interest granted to the Issuer hereunder or a financing statement as to which the security interest covering the Receivables or other Transferred Assets has been released. The Seller is not aware of any judgment or tax lien filings against the Seller.

SECTION 6.02 Compliance with Organizational Documents. The Seller agrees with the Certificateholders, the Note Owners and each Rating Agency that the Seller shall at all times comply with its organizational documents.

SECTION 6.03 Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement. The Seller shall indemnify, defend and hold harmless the Trust, the Owner Trustee and the Indenture Trustee (in such role and as Successor Servicer) from and against any taxes that may at any time be asserted against any such Person with respect to, as of the date hereof,

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the sale of the Receivables to the Issuer or the issuance and original sale of the Notes and the Certificates, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes and any and all other taxes levied or assessed upon the Issuer or upon all or any part of the Collateral (but, in the case of the Trust, not including any taxes asserted with respect to ownership of the Receivables or federal or other income taxes arising out of the transactions contemplated by this Agreement and the Basic Documents) and costs and expenses in defending against the same.

Indemnification under this Section 6.03 shall survive the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation (including the costs of defending any claim or bringing any claim to enforce the Seller’s indemnity obligations hereunder). If the Seller shall have made any indemnity payment to any Person entitled thereto pursuant to this Section 6.03 and such Person thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest (except to the extent the recipient collects interest from others).

Promptly after receipt by a party indemnified under this Section 6.03 (for purposes of this paragraph, an “Indemnified Party”) of notice of the commencement of any action, such Indemnified Party will, if a claim is to be made in respect thereof against the Seller under this Section 6.03, notify the Seller of the commencement thereof. If any such action is brought against any Indemnified Party under this Section 6.03 and it notifies the Seller of the commencement thereof, the Seller will assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who may, unless there is, as evidenced by an Opinion of Counsel to the Indemnified Party stating that there is, a conflict of interest, be counsel to the Seller), and the Seller will not be liable to such Indemnified Party under this Section 6.03 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation. The obligations set forth in this Section 6.03 shall survive the termination of this Agreement or the resignation or removal of the Owner Trustee or the Indenture Trustee (in such role and as Successor Servicer) and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section 6.03 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest (except to the extent received by such Person).

The Seller’s obligations under this Section 6.03 are obligations solely of the Seller and will not constitute a claim against the Seller to the extent that the Seller does not have funds sufficient to make payment of such obligations. In furtherance of and not in derogation of the foregoing, the Issuer, the Servicer, the Indenture Trustee and the Owner Trustee, by entering into or accepting this Agreement, acknowledge and agree that they have no right, title or interest in or to the Other Assets of the Seller. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, the Issuer, the Servicer, the Indenture Trustee or the Owner Trustee either (i) asserts an interest or claim to, or benefit from, Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then the Issuer, the Servicer, the Indenture

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Trustee or the Owner Trustee, as applicable, further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full, which, under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Seller), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement will be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. The Issuer, the Servicer, the Indenture Trustee and the Owner Trustee each further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 6.03 and the terms of this Section 6.03 may be enforced by an action for specific performance. The provisions of this Section 6.03 will be for the third party benefit of those entitled to rely thereon and will survive the termination of this Agreement.

SECTION 6.04 Merger or Consolidation of, or Assumption of the Obligations of, Seller. Subject to Section 6.02, any Person (i) into which the Seller may be merged or consolidated, (ii) resulting from any merger, conversion or consolidation to which the Seller shall be a party, (iii) succeeding to the business of the Seller or (iv) that is a corporation more than 50% of the voting stock of which is owned directly or indirectly by Nissan, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, will be the successor to the Seller under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement; provided, however, that (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 6.01 shall have been breached, (y) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate stating that such consolidation, merger or succession and such agreement or assumption comply with this Section 6.04 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with and (z) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, based on customary qualifications and assumptions, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to fully perfect the interest of the Issuer and the Indenture Trustee, respectively, in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest. The Seller shall provide notice of any merger, consolidation or succession pursuant to this Section 6.04 to the Servicer and the Servicer shall provide notice thereof to each Rating Agency.

SECTION 6.05 Limitation on Liability of Seller and Others.

(a) Neither the Seller nor any of the directors, officers, employees or agents of the Seller shall be under any liability to the Trust, the Certificateholders or the Noteholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Seller or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

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(b) The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may cause it to incur any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Certificateholders and the Noteholders under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Servicer, and the Servicer will not be entitled to be reimbursed therefor.

SECTION 6.06 Seller May Own Certificates or Notes. The Seller and any Affiliate of the Seller may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as otherwise provided in the Basic Documents. Certificates or Notes so owned by or pledged to the Seller or such controlling or commonly controlled Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Certificates or the Notes, as the case may be, except as otherwise expressly provided in the Basic Documents.

SECTION 6.07 Sarbanes-Oxley Act Requirements. To the extent any documents are required to be filed or any certification is required to be made with respect to the Issuer or the Notes pursuant to the Sarbanes-Oxley Act, the Issuer hereby authorizes the Servicer and the Seller, or either of them, to prepare, sign, certify and file any such documents or certifications on behalf of the Issuer.

ARTICLE VII.

The Servicer

SECTION 7.01 Representations of Servicer. The Servicer makes the following representations, which speak as of the Closing Date and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a) Organization and Good Standing. The Servicer is duly organized, validly existing and in good standing under the laws of the state of its formation, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority and legal right to acquire, own, sell and service the Receivables and to hold the Receivable Files as custodian on behalf of the Issuer and the Indenture Trustee.

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(b) Due Qualification. The Servicer is duly qualified to do business as a foreign entity in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business relating to the servicing of the Receivables as required by this Agreement shall require such qualifications and where the failure to so qualify would have a material adverse effect on the ability of the Servicer to perform its obligations under this Agreement.

(c) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary action.

(d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles, regardless of whether such enforceability shall be considered in equity or law.

(e) No Violation. The consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof, do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Basic Documents); nor violate any law or any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties; which breach, default, conflict, Lien or violation in any case would have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement.

(f) No Proceedings. There are no proceedings or investigations pending, or, to the Servicer’s knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement, the Trust Agreement, the Indenture, the Purchase Agreement, the Certificates or the Notes; (ii) seeking to prevent the issuance of the Certificates or the Notes or the consummation of any of the transactions contemplated by this Agreement, the Trust Agreement, the Indenture or the Purchase Agreement; (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Trust Agreement, the Indenture, the Purchase Agreement, the Certificates or the Notes; or (iv) relating to the Servicer and that would adversely affect the federal or any state income tax attributes of the Certificates or the Notes.

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SECTION 7.02 Indemnities of Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement:

(a) The Servicer shall defend, indemnify and hold harmless the Owner Trustee, the Indenture Trustee, and the Trust from and against any and all costs (including reasonable attorneys’ fees), expenses, losses, damages, claims and liabilities, including any legal fees and expenses incurred in connection with the enforcement by such Person of any indemnification or other obligation of the Servicer (collectively, “Damages”) arising out of or resulting from the use, ownership or operation by the Servicer or any of its Affiliates (other than the Trust) of a Financed Vehicle.

(b) The Servicer shall indemnify, defend and hold harmless the Owner Trustee, the Indenture Trustee, and the Issuer from and against any and all Damages to the extent that such Damage arose out of, or was imposed upon, the Owner Trustee, the Indenture Trustee, and the Trust, through the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

Promptly after receipt by a party indemnified under this Section 7.02 (for purposes of this paragraph, an “Indemnified Party”) of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the Servicer under this Section 7.02, notify the Servicer of the commencement thereof. If any such action is brought against any Indemnified Party under this Section 7.02 and it notifies the Servicer of the commencement thereof, the Servicer will assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who may, unless there is, as evidenced by an Opinion of Counsel to the Indemnified Party stating that there is, a conflict of interest, be counsel to the Servicer), and the Servicer will not be liable to such Indemnified Party under this Section 7.02 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation. The obligations set forth in this Section 7.02 shall survive the termination of this Agreement or the resignation or removal of the Servicer, the Owner Trustee or the Indenture Trustee and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section 7.02 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest (except to the extent received by such Person).

Indemnification under this Section 7.02 by NMAC (or any successor thereto pursuant to Section 7.03) as Servicer, with respect to the period such Person was the Servicer, shall survive the termination of such Person as Servicer or a resignation by such Person as Servicer as well as the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section 7.02 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest (except to the extent the recipient collects interest from others).

SECTION 7.03 Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger, conversion or consolidation to which the Servicer shall be a party, (iii) succeeding to the business of the Servicer, or (iv) so long as NMAC acts as Servicer, that is a corporation more than 50% of the voting stock of which is owned directly or indirectly by

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Nissan, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, will be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement; provided, however, that (x) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 7.03 and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with and (y) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, based on customary qualifications and assumptions, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to perfect such interest. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 7.03 to each Rating Agency.

SECTION 7.04 Limitation on Liability of Servicer and Others.

(a) Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Trust, the Certificateholders or the Noteholders, or any other Person, except as expressly provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

(b) Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may cause it to incur any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of the Basic Documents and the rights and duties of the parties to the Basic Documents and the interests of the Certificateholders under this Agreement and the Noteholders under the Indenture. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Servicer, and the Servicer will not be entitled to be reimbursed therefor.

SECTION 7.05 NMAC Not To Resign as Servicer. Subject to the provisions of Section 7.03, NMAC shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such

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determination permitting the resignation of NMAC shall be communicated to the Owner Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time), and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a Successor Servicer shall (i) have taken the actions required by Section 8.01 of this Agreement to effect the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the Successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received with respect to a Receivable and the delivery of the Receivable Files, and the related accounts and records maintained by the Servicer and (ii) have assumed the responsibilities and obligations of NMAC as Servicer under this Agreement in accordance with Section 8.02 of this Agreement.

ARTICLE VIII.

Default

SECTION 8.01 Servicer Default. If any one of the following events (a “Servicer Default”) shall occur and be continuing:

(a) any failure by the Servicer to deliver or cause to be delivered to the Relevant Trustee for deposit in any of the Accounts any required payment or to direct the Relevant Trustee to make any required distributions therefrom, which failure continues unremedied for a period of ten Business Days after (i) receipt by the Servicer of written notice of such failure given by the Indenture Trustee or Holders of Notes evidencing not less than a majority of the Outstanding Amount, acting together as a single class, or, if no Notes are Outstanding, Holders of Certificates evidencing not less than a majority of the Certificate Balance or (ii) discovery of such failure by an Authorized Officer of the Servicer;

(b) any failure by the Servicer to duly observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement (including its obligation to purchase Receivables pursuant to Section 4.06), which failure shall materially and adversely affect the rights of the Securityholders and shall continue unremedied for a period of 90 days after receipt by the Servicer of written notice of such failure given by the Indenture Trustee or Holders of Notes evidencing not less than a majority of the Outstanding Amount, acting together as a single class, or, if no Notes are Outstanding, Holders of Certificates evidencing not less than a majority of the Certificate Balance; provided, however, that a failure under this clause (b) that continues unremedied for a period of 150 days or less will not constitute a Servicer Default if such failure was caused by force majeure or other similar occurrence; or

(c) the occurrence of an Insolvency Event with respect to the Servicer;

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then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee or the Holders of Notes evidencing a majority of the Outstanding Amount of the Notes, acting together as a single Class or, if no Notes are Outstanding, Holders of Certificates evidencing not less than a majority of the Certificate Balance, by notice then given in writing to the Servicer (and to the Indenture Trustee and the Owner Trustee if given by the Noteholders) and the Administrator (and the Administrator will provide notice thereof to each Rating Agency pursuant to Section 1(d) of the Administration Agreement) may terminate all of the rights and obligations (other than the obligations set forth in Section 7.02 hereof) of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Receivables or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such Successor Servicer as may be appointed under Section 8.02; and, without limitation, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the Successor Servicer and the Owner Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including, without limitation, the transfer to the Successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or have been deposited by the predecessor Servicer, in the Accounts or thereafter received with respect to the Receivables that shall at that time be held by the predecessor Servicer and the delivery of the Receivable Files and the related accounts and records maintained by the predecessor Servicer. All reasonable costs and expenses (including attorneys’ fees) incurred in connection with transferring the Receivable Files to the Successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 8.01 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Notwithstanding the foregoing, in the event the predecessor Servicer is the Indenture Trustee, the original Servicer hereunder shall reimburse the Indenture Trustee for all reasonable costs and expenses as described in the immediately preceding sentence.

SECTION 8.02 Appointment of Successor.

(a) Upon the Servicer’s receipt of notice of termination pursuant to Section 8.01 or the Servicer’s resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the earlier of (i) the date 45 days from the delivery to the Owner Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (ii) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer’s resignation or termination hereunder, the Indenture Trustee (or, if no Notes are Outstanding, the Issuer acting upon the direction of Holders of Certificates evidencing not less than a majority of the Certificate Balance) shall appoint a Successor Servicer, and the Successor Servicer shall accept its appointment (including its appointment as Administrator under the Administration

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Agreement as set forth in Section 8.02(b)) by a written assumption in form acceptable to the Owner Trustee and the Indenture Trustee and shall provide in writing the information reasonably required by the Seller to comply with its reporting obligations under the Exchange Act with respect to a replacement servicer. If a Successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section 8.02, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer and the Indenture Trustee shall be entitled to the Base Servicing Fee. Notwithstanding the above, the Indenture Trustee (or, if no Notes are Outstanding, the Issuer acting upon the direction of Holders of Certificates evidencing not less than a majority of the Certificate Balance) shall, if it is unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, and the predecessor Servicer, if no successor Servicer has been appointed at the time the predecessor Servicer has ceased to act, may petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $100,000,000 and whose regular business shall include the servicing of automobile and/or light-duty truck receivables, as the successor to the Servicer under this Agreement.

(b) Upon appointment, the Successor Servicer (including the Indenture Trustee acting as Successor Servicer) shall (i) be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled, subject to the arrangements referred to in paragraph (c) below, to the servicing fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement and (ii) become the Administrator under the Administration Agreement in accordance with Section 8 of such Agreement. Notwithstanding anything to the contrary contained herein or in the Basic Documents, if the Indenture Trustee shall act as Successor Servicer, it shall not, in any event, have obligations (i) to pay any fees, expenses and other amounts owing to the Administrator, (ii) to pay any indemnities owed pursuant to Section 3.05 or Section 7.02, or (iii) to repurchase Receivables pursuant to Section 4.06 if such repurchase obligations are due to the actions or omissions of the predecessor Servicer.

(c) In connection with such appointment, the Issuer may make such arrangements for the compensation of such Successor Servicer out of payments on Receivables as it and such Successor Servicer shall agree; provided, however, that no such compensation shall be in excess of that permitted the predecessor Servicer under this Agreement. The Issuer, the Indenture Trustee and such Successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

SECTION 8.03 Notification . Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Owner Trustee shall give prompt written notice thereof to the Certificateholders and the Indenture Trustee shall give prompt written notice thereof to the Noteholders and the Asset Representations Reviewer and the Administrator (and the Administrator will provide notice thereof to each Rating Agency pursuant to Section 1(d) of the Administration Agreement).

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SECTION 8.04 Waiver of Past Defaults. The Holders of Notes evidencing a majority of the Outstanding Amount of the Notes, or, in the case of any Servicer Default which does not adversely affect the Indenture Trustee or the Noteholders, the Holders of Certificates evidencing a majority of the Certificate Balance, may, on behalf of all the Noteholders and the Certificateholders, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from the Collection Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

ARTICLE IX.

Termination; Release of Receivables

SECTION 9.01 Optional Purchase of All Receivables.

(a) On each Distribution Date following the last day of a Collection Period as of which the Pool Balance shall be less than or equal to the Optional Purchase Percentage multiplied by the Original Pool Balance, NMAC, as Servicer, shall have the option to purchase, or cause to be purchased (the “Optional Purchase”), the Collateral (other than the Reserve Account) for an amount equal to the Optional Purchase Price. To exercise such option, NMAC, as Servicer, shall notify the Owner Trustee and the Indenture Trustee of its intention to do so in writing, no later than the first Business Day of the month in which such purchase is to be effected and shall, no later than 5:00 p.m., New York City time, on the Business Day prior to the Distribution Date on which such purchase is to occur (such Distribution Date, the “Redemption Date”), deposit pursuant to Section 5.05 in the Collection Account an amount equal to the Optional Purchase Price (subject to Section 5.05), and shall succeed to all interests in and to the Collateral (other than the Reserve Account). Amounts so deposited will be paid and distributed as set forth in Section 5.06 of this Agreement.

(b) Notice of any such purchase of the Owner Trust Estate shall be given by the Owner Trustee and the Indenture Trustee to each Securityholder as soon as practicable after their receipt of notice thereof from the Servicer. The Servicer shall also deliver a copy of such notice to each Rating Agency.

(c) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder other than under Section 5.06 and the Owner Trustee will succeed to the rights of the Indenture Trustee provided for in this Agreement.

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SECTION 9.02 Release of Receivables.

(a) Upon repurchase of any Receivable by the Seller pursuant to Section 3.02 or by the Servicer pursuant to Section 4.06 or Section 9.01, the Issuer and the Indenture Trustee on behalf of the Noteholders, shall, without further action, be deemed to transfer, assign, set-over and otherwise convey to the Seller or the Servicer, as the case may be, all right, title and interest of the Issuer in, to and under such repurchased Receivable, all monies due or to become due with respect thereto and all proceeds thereof and the other property conveyed to the Issuer hereunder pursuant to Section 2.01 with respect to such Receivable, and all security and any records relating thereto, such assignment being an assignment outright and not for security; and the Seller or the Servicer, as applicable, shall thereupon own each such Receivable, and all such related security and records, free of any further obligation to the Issuer, the Owner Trustee, the Certificateholders, the Indenture Trustee or the Noteholders with respect thereto.

(b) The Issuer and Indenture Trustee shall execute such documents and instruments of transfer and assignment and take such other actions as shall be reasonably requested by the Seller or the Servicer, as the case may be, to effect the conveyance of such Receivable pursuant to Sections 3.02, 4.06 and 9.02.

SECTION 9.03 Termination.

(a) The respective obligations of the Seller, the Servicer, NMAC (so long as NMAC has rights or obligations hereunder), the Owner Trustee, and the Indenture Trustee, as the case may be, pursuant to this Agreement shall terminate upon the earliest of (i) the maturity or other liquidation of the last Receivable and the final disposition of all amounts received upon liquidation of any remaining Receivables, or (ii) the election by the Servicer to purchase the Owner Trust Estate as described in Section 9.01 and the payment or distribution to Securityholders of all amounts required to be paid to them under the Indenture or the Trust Agreement, as the case may be.

(b) Notice of any such termination under this Section 9.03 shall be given by the Indenture Trustee or the Owner Trustee to each Securityholder of record as specified in the Indenture or the Trust Agreement, as appropriate.

SECTION 9.04 Rights of the Certificateholders. Notwithstanding anything contained herein or in any Basic Document to the contrary, after the Notes are no longer Outstanding following payment in full of the principal and interest on the Notes and the satisfaction and discharge of the Indenture, (i) the Certificateholders will succeed to the rights of the Noteholders under this Agreement and (ii) the Owner Trustee will succeed to the rights of, but not, without its express consent, the obligations of the Indenture Trustee pursuant to this Agreement; provided, however, the Certificateholders shall not be entitled to any payments pursuant to Section 5.06 other than pursuant to Section 5.06(a)(viii) of this Agreement and 5.04(b)(6) of the Indenture.

57	(NAROT 2019-C Sale and Servicing Agreement)

ARTICLE X.

Miscellaneous

SECTION 10.01 Amendment.

(a) Any term or provision of this Agreement may be amended by the Seller and the Servicer, without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee or any other Person subject to the satisfaction of one of the following conditions:

(i) the Seller or the Servicer delivers an Officer’s Certificate or Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(ii) the Rating Agency Condition is satisfied with respect to such amendment;

provided, that no amendment pursuant to this Section 10 shall be effective which affects the rights, protections or duties of the Indenture Trustee, the Owner Trustee or the Asset Representations Reviewer without the prior written consent of such Person, (which consent shall not be unreasonably withheld or delayed); provided, further, that in the event that any Certificates are held by anyone other than the Administrator or any of its Affiliates, this Agreement may only be amended by the Seller and the Servicer if, in addition, (i) the Holders of the Certificates evidencing a majority of the Certificate Balance of the Certificates consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of the Administrator or an Opinion of Counsel delivered to the Owner Trustee, materially and adversely affect the interests of the Certificateholders.

(b) This Agreement may also be amended by the Seller and the Servicer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders with the consent of:

(i) the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes; and

(ii) the Holders of the Certificates evidencing a majority of the Certificate Balance.

It will not be necessary for the consent of Noteholders or Certificateholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof.

(c) Promptly after the execution of any such amendment or consent, the Servicer shall furnish written notification of the substance of such amendment or consent to each Rating Agency.

(d) Prior to its execution of any amendment to this Agreement, each of the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement.

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(e) Notwithstanding anything in this Section 10.01 or in any Basic Document to the contrary, following the occurrence of an Alternate Rate Event, this Agreement may be amended by the Seller and the Servicer without the consent of the Noteholders, any Certificateholder or any other Person and without satisfying any other amendment provisions of this Agreement or any other Basic Document in connection with any Alternative Rate Conforming Changes; provided, that the Issuer has delivered notice of such amendment to the Rating Agencies on or prior to the date such amendment is executed. For the avoidance of doubt, any Alternative Rate Conforming Changes in any amendment to this Agreement may be retroactive (including retroactive to the date of an Alternate Rate Event) and this Agreement may be amended more than once in connection with Alternative Rate Conforming Changes; provided, that no such retroactive Alternative Rate Conforming Change shall alter any interest payment previously paid.

SECTION 10.02 Protection of Title to Trust.

(a) The Seller shall authorize and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and of the Indenture Trustee in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b) The Seller and the Servicer shall notify the Owner Trustee and the Indenture Trustee within 30 days after any change of its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-507(c) of the UCC, and shall promptly file appropriate amendments to all previously filed financing statements or continuation statements.

(c) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each), and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

(d) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Trust, the Servicer’s master computer records that refer to any Receivable shall indicate clearly the interest of the Issuer and the Indenture Trustee in such Receivable and that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee. The Servicer shall at all times maintain control of the Receivables constituting electronic chattel paper. Indication of these respective interests in a Receivable shall be deleted from or modified on the Servicer’s computer systems when, and only when, the related Receivable shall have become a Liquidated Receivable or been purchased by the Seller or NMAC.

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(e) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to, any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

SECTION 10.03 Notices. All demands, notices, communications and instructions upon or to the Seller, the Servicer, the Owner Trustee, the Indenture Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered, mailed by certified mail, return receipt requested, or delivered by telecopier or electronically by email (if an email address is provided), and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, to Nissan Auto Receivables Corporation II, One Nissan Way, Franklin, Tennessee, 37067 (telecopier no. (615) 725-8530) (email: doug.gwin@nissan-usa.com), Attention: Treasurer, (b) in the case of the Servicer, to Nissan Motor Acceptance Corporation, One Nissan Way, Franklin, Tennessee, 37067 (telecopier no. (615) 725-8530) (email: doug.gwin@nissan-usa.com), Attention: Treasurer, (c) in the case of the Issuer or the Owner Trustee, to Nissan Auto Receivables 2019-C Owner Trust, c/o Wilmington Trust, National Association, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 (telecopier no. (302) 636-4140) (email: DCostello@wilmingtontrust.com), Attention: Nissan Auto Receivables 2019-C Owner Trust, (d) in the case of the Indenture Trustee, to U.S. Bank National Association, 190 South LaSalle Street, 7th Floor, Chicago, IL 60603 (telecopier no. (312) 332-7493) (email: brian.kozack@usbank.com), Attention: NAROT 2019-C, (e) in the case of Moody’s, to Moody’s Investors Service, Inc., ABS Monitoring Department, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007 (telecopier no. (212) 553-7820) (email: ServicerReports@Moodys.com), (f) in the case of S&P, to S&P Global Ratings, 55 Water Street, New York, New York 10041 (email: servicer_reports@spglobal.com); or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

All notices, requests, reports, consents or other communications required to be delivered to the Rating Agencies by the Servicer hereunder shall be delivered by the Servicer to each Rating Agency then rating the Notes; provided, however, that all notices, requests, reports, consents or other communications required to be delivered to the Rating Agencies hereunder or under any other Basic Document shall be deemed to be delivered if a copy of such notice, request, report, consent or other communication has been posted on any website maintained by or on behalf of NMAC pursuant to a commitment to any Rating Agency relating to the Notes in accordance with 17 C.F.R. 240 17g-5(a)(3).

SECTION 10.04 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Seller, the Servicer, the Issuer, the Owner Trustee, the Certificateholders, the Indenture Trustee, and the Noteholders and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

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SECTION 10.05 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.06 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 10.07 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 10.08 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 10.09 Assignment by Issuer. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables and the related property acquired hereunder and/or the assignment of any or all of the Issuer’s rights and obligations hereunder to the Indenture Trustee.

SECTION 10.10 Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such party shall not commence, join with any other Person in commencing or institute with any other Person, any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section shall survive the termination of this Agreement.

61	(NAROT 2019-C Sale and Servicing Agreement)

SECTION 10.11 Limitation of Liability of Owner Trustee and Indenture Trustee. Notwithstanding anything contained herein to the contrary, this Agreement has been executed by Wilmington Trust, National Association, not in its individual capacity, but solely in its capacity as Owner Trustee of the Issuer, and by U.S. Bank National Association, not in its individual capacity, but solely in its capacity as Indenture Trustee under the Indenture. In no event shall Wilmington Trust, National Association or U.S. Bank National Association, have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered by the Seller or the Servicer, or prepared by the Seller or the Servicer for delivery by the Owner Trustee on behalf of the Issuer, pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

SECTION 10.12 Waivers. No failure or delay on the part of the Issuer in exercising any power, right or remedy under this Agreement or the Assignment shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise hereof or thereof or the exercise of any such power, right or remedy preclude any other or further exercise hereof or thereof or the exercise of any other power, right or remedy.

SECTION 10.13 Dispute Resolution.

(a) If the Seller, Issuer, an Investor, the Owner Trustee (acting at the direction of a Certificateholder) or the Indenture Trustee (acting at the direction of an Investor pursuant to Section 7.07 of the Indenture) (the “Requesting Party”) requests that NMAC or the Seller repurchase any Receivable pursuant to Section 4.3 of the Purchase Agreement or Section 3.02 hereof, respectively, (the party or parties requested to repurchase a receivable, the “Requested Party” or “Requested Parties”) and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the Requesting Party within 180 days of the receipt of notice of the request by NMAC or the Seller, as applicable, the Requesting Party will have the right to refer the matter, at its discretion, to either mediation or arbitration pursuant to this Section 10.13. If the Requesting Party is the Indenture Trustee or the Owner Trustee, the Indenture Trustee or the Owner Trustee, as applicable, will follow the direction of the related Investor or Certificateholder, as applicable, during the mediation or arbitration. If both the Owner Trustee (on behalf of one or more Certificateholders) and the Indenture Trustee (on behalf of one or more Investors) are Requesting Parties, then the Indenture Trustee as Requesting Party (at the direction of the Investor that directed the Indenture Trustee to make the repurchase request) shall have the right to make the selection of mediation or arbitration.

62	(NAROT 2019-C Sale and Servicing Agreement)

(b) The Requesting Party will provide notice in accordance with the provisions of Section 10.03 of its intention to refer the matter to mediation or arbitration, as applicable, to the Requested Parties, with a copy to the Issuer, the Owner Trustee and the Indenture Trustee. Each of NMAC and the Seller agree that such Person will participate in the resolution method selected by the Requesting Party to the extent such Person is a Requested Party. The Requested Party shall provide notice to the Seller, Issuer, the Owner Trustee, and the Indenture Trustee that the Requested Party has received a request to mediate or arbitrate a repurchase request. Upon receipt of such notice, the Depositor, the Issuer, the Owner Trustee and the Indenture Trustee shall advise the Requesting Party and Requested Party of an intent to join in the mediation or arbitration, which shall result in their being joined as a Requesting Party in the proceeding. A Requesting Party may not initiate a mediation or arbitration pursuant to this Section 10.13 with respect to a Receivable that is, or has been, the subject of an ongoing or previous mediation or arbitration (whether by that Requesting Party or another Requesting Party) but will have the right to join an existing mediation or arbitration with respect to that Receivable if the mediation or arbitration has not yet concluded, subject to a determination by the parties to the existing mediation or arbitration that such joinder would not prejudice the rights of the participants to such existing mediation or arbitration or unduly delay such proceeding.

(c) If the Requesting Party selects mediation as the resolution method, the following provisions will apply:

(i) The mediation will be administered by a nationally recognized arbitration and mediation association selected by the Requesting Party and conducted pursuant to such association’s mediation procedures in effect at such time.

(ii) The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation.

(iii) The mediator is required to be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the repurchase dispute and will be appointed from a list of neutrals maintained by the American Arbitration Association (the “AAA”).

(d) If the Requesting Party selects arbitration as the resolution method, the following provisions will apply:

(i) The arbitration will be administered by a nationally recognized arbitration and mediation association jointly selected by the parties, and if the parties are unable to agree on an association, by the AAA, and conducted pursuant to such association’s arbitration procedures in effect at such time.

(ii) The arbitrator is required to be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the repurchase dispute and will be appointed from a list of neutrals maintained by AAA.

63	(NAROT 2019-C Sale and Servicing Agreement)

(iii) The arbitrator will make its final determination no later than 90 days after appointment or as soon as practicable thereafter. The arbitrator will resolve the dispute in accordance with the terms of this Agreement, and may not modify or change this Agreement in any way. The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by it, and the Requested Party shall not be required to pay more than the applicable Repurchase Amount with respect to any receivable which such Requested Party is required to repurchase under the terms of the Purchase Agreement or this Agreement, as applicable. In its final determination, the arbitrator will determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration, and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator in its reasonable discretion. If an Asset Review was conducted in connection with the Receivables that are the subject of the arbitration, then the arbitrator will determine the party or parties required to pay the related Asset Reviewer Fee. The determination of the arbitrator will be in writing and counterpart copies will be promptly delivered to the parties. The determination will be final and non-appealable absent manifest error and may be enforced in any court of competent jurisdiction.

(iv) By selecting arbitration, the Requesting Party is waiving the right to sue in court, including the right to a trial by jury.

(v) No person may bring a putative or certified class action to arbitration.

(e) For the avoidance of doubt, neither the Owner Trustee nor the Indenture Trustee shall be responsible to evaluate the qualifications of any mediator or arbitrator, or for paying the costs, expenses and fees of any mediation or arbitration initiated by a Requesting Party in accordance with this Section 10.13.

(f) The following provisions will apply to both mediations and arbitrations:

(i) Any mediation or arbitration will be held in New York, New York or such other location mutually agreed to by the Requesting Party and the Requested Parties;

(ii) Notwithstanding this dispute resolution provision, the parties will have the right to seek provisional relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, provided such relief would otherwise be available by law;

(iii) The details and/or existence of any unfulfilled repurchase request, any meetings or discussions regarding any unfulfilled repurchase request, mediations or arbitration proceedings conducted under this Section 10.13, including all offers, promises, conduct and statements, whether oral or written, made in the course of the parties’ attempt to resolve an unfulfilled repurchase request, any information exchanged in connection with any mediation, and any discovery taken in connection with any arbitration (collectively, “Confidential Information”), shall be and remain confidential and inadmissible (except disclosures required by Applicable Law) for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding (including any proceeding under this Section 10.13) other than as required to be disclosed in accordance with applicable law, regulatory requirements,

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or court order or to the extent that the Requested Party, in its sole discretion, elects to disclose such information. Such information will be kept strictly confidential and will not be disclosed or discussed with any third party, except that a party may disclose such information to its own attorneys, experts, accountants and other agents and representatives (collectively “Representatives”), as reasonably required in connection with any resolution procedure under this Section 10.13, and the Asset Representations Reviewer, if an Asset Review has been conducted, if the disclosing Party (a) directs such Representatives to keep the information confidential, (b) is responsible for any disclosure by its Representatives of such information and (c) takes at its sole expense all reasonable measures to restrain such Representatives from disclosing such information. If any party receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for Confidential Information, the recipient will promptly notify the other party and will provide the other party with the opportunity to object to the production of its Confidential Information or seek other appropriate protective remedies, consistent with the applicable requirements of law and regulation. If, in the absence of a protective order, such party or any of its representatives are compelled as a matter of law, regulation, legal process or by regulatory authority to disclose any portion of the Confidential Information, such party may disclose to the party compelling disclosure only the part of such Confidential Information that is required to be disclosed.

SECTION 10.14 Cooperation with Voting. Each of NMAC, the Seller and the Issuer hereby acknowledges and agrees that it shall reasonably cooperate with the Indenture Trustee to facilitate any vote by the Instituting Noteholders pursuant to terms of Section 7.08 of the Indenture.

[Signature Page Follows]

65	(NAROT 2019-C Sale and Servicing Agreement)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

NISSAN AUTO RECEIVABLES 2019-C
OWNER TRUST

By: WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as
Owner Trustee on behalf of the Trust

By:	/s/ Dorri Costello
Name: Dorri Costello
Title: Vice President

NISSAN AUTO RECEIVABLES
CORPORATION II, as Seller

By:	/s/ Victor Pausin
Name: Victor Pausin
Title: Treasurer

NISSAN MOTOR ACCEPTANCE CORPORATION, individually and as Servicer

By:	/s/ Kevin J. Cullum
Name: Kevin J. Cullum
Title: President

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:	/s/ Brian W. Kozack
Name: Brian W. Kozack
Title: Vice President

(NAROT 2019-C Sale and Servicing Agreement)

Schedule I

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE RECEIVABLES

(a)	Characteristics of Receivables. Such Receivable

a.

has been originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle, has been fully and properly executed or authenticated by the parties thereto, and has been validly assigned by such Dealer to NMAC,

b.	created a valid and enforceable security interest in favor of NMAC in such Financed Vehicle,

c.	contains provisions that entitle the holder thereof to realize on the collateral as security,

d.

provides for level monthly payments that fully amortize the Amount Financed over an original term of no greater than 75 payments, except that (i) the payment amount in the first or last month in the life of the Receivable may be minimally different from the level payment amount and (ii) the initial payment on such Receivable may have been deferred for up to 92 days, and

e.	provides for interest at the related APR.

(b)	Compliance with Law. Such Receivable complied at the time it was originated or made with all requirements of applicable federal, state and local laws, and regulations thereunder.

(c)

Binding Obligation. Such Receivable represents the legal, valid and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms subject to (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, (ii) the effect of general equitable principles and (iii) the potential unenforceability of waivers of jury trial provisions in certain states.

(d)

Security Interest in Financed Vehicle. Immediately prior to the sale, assignment and transfer thereof to the Issuer, such Receivable was secured by a validly perfected first priority security interest in the Financed Vehicle in favor of NMAC as secured party or all necessary and appropriate actions shall have been commenced that would result in the valid perfection of a first priority security interest in the Financed Vehicle in favor of NMAC as secured party.

(e)	Repossession. As of the Cut-off Date, according to the records of NMAC, the Financed Vehicle related to such Receivable has not been repossessed and the possession thereof not reinstated.

(NAROT 2019-C Sale and Servicing Agreement)

(f)

Receivables in Force. The records of the Servicer do not reflect that such Receivable has been satisfied, subordinated or rescinded, nor that any Financed Vehicle has been released from the lien granted by the related Receivable in whole or in part.

(g)	No Waiver. No provision of the Receivable has been waived in a manner that is prohibited by the provisions of Section 4.01.

(h)	No Defenses. The records of the Servicer do not reflect that such Receivable is subject to any asserted or threatened right of rescission, setoff, counterclaim or defense.

(i)

No Default. The records of the Servicer reflect that, except for payment defaults continuing for a period of not more than 29 days as of the Cut-off Date, no default, breach, violation or event permitting acceleration under the terms of such Receivable has occurred.

(j)	Insurance. The Obligor is required under the terms of the related Receivable to maintain physical damage insurance covering the Financed Vehicle.

(k)

Certificate of Title. The Receivable File related to such Receivable contains the original Certificate of Title (or a photocopy or image thereof) or evidence that an application for a Certificate of Title has been filed.

(l)

Lawful Assignment. Such Receivable has not been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable under this Agreement are unlawful, void or voidable.

(m)	Chattel Paper. Such Receivable constitutes either “tangible chattel paper” or “electronic chattel paper” as such terms are defined in the UCC.

(n)	Simple Interest Receivables. Such Receivable is a Simple Interest Receivable.

(o)	APR. The Annual Percentage Rate of such Receivable ranges from 0.00% to 12.66%.

(p)	Maturity. As of the Cut-off Date, such Receivable had a remaining term to maturity of not less than 3 payments and not greater than 73 payments.

(q)	First Payment. As of the Cut-off Date, the related Obligor has made the initial payment on such Receivable.

(r)	Balance. Such Receivable had an original Principal Balance of not more than $84,991.30 and, as of the Cut-off Date, had a Principal Balance of not less than $1,999.86 and not more than $82,311.60.

(s)	Delinquency. Such Receivable was not more than 29 days past due as of the Cut-off Date, and such Receivable has not been extended by more than two months.

(t)	Bankruptcy. The records of the Servicer do not reflect that the related Obligor was the subject of a bankruptcy proceeding as of the Cut-off Date.

(NAROT 2019-C Sale and Servicing Agreement)

(u)	Origination. Such Receivable has an origination date on or after September 28, 2013.

(v)

Receivable Files. There is only one original executed copy of each “tangible record” constituting or forming a part of such Receivable that is tangible chattel paper and a single “authoritative copy” (as such term is used in Section 9-105 of the UCC) of each electronic record constituting or forming a part of such Receivable that is electronic chattel paper. The Receivable Files that constitute or evidence such Receivable do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed by the Seller to any Person other than the Issuer.

(w)	Forced-Placed Insurance Premiums. No contract relating to such Receivable has had forced-placed insurance premiums added to the amount financed.

(x)	No Government Obligors. Such receivable shall not be due from the United States or any state, or from any agency, department subdivision or instrumentality thereof.

(NAROT 2019-C Sale and Servicing Agreement)